Exhibit 99.1

AMENDMENT AND RESTATEMENT DEED

18 FEBRUARY 2010

BETWEEN

AAREAL BANK AG

Paulinenstraße 15

65189 Wiesbaden

Federal Republic of Germany

AND

SHR Prague Praha B.V.

Strawinskylaan 3105

1077 ZX, Amsterdam

The Netherlands

relating to a Euro 104,000,000 senior termed-out revolving facility agreement, dated 20 February 2007 as amended, supplemented, novated or restated from time to time

CMS Cameron McKenna v.o.s.

Palladium

Na Poříčí 1079/3a

110 00 Prague 1

Czech Republic

Tel: +420 296 798 111

Fax: +420 221 098 000

www.lawnow.com

THIS DEED is dated 18 February 2010

BETWEEN:

(1)

SHR PRAGUE PRAHA B.V., a limited liability company incorporated under the law of the Netherlands, registered in the commercial register of the Chamber of Commerce and Industries for Amsterdam under no. 34119161, whose registered offices are at Strawinskylaan 3105, 1077 ZX, Amsterdam, the Netherlands (the “Borrower”); and

(2)

AAREAL BANK AG, a joint stock company incorporated under the laws of the Federal Republic of Germany, registered with the Commercial Register in Wiesbaden under no. HRB 13184 whose seat is in Wiesbaden, the Federal Republic of Germany and whose commercial offices are at Paulinenstraße 15, 65189 Wiesbaden, the Federal Republic of Germany, in its capacity as lender under the Facility Agreement (in this capacity, the “Lender”).

BACKGROUND:

(A)

This Deed is supplemental to and amends and restates a termed out revolving facility agreement originally dated 20 February 2007 which was amended on 13 March 2008, termed-out on 14 August 2008, further amended on 17 September 2009 between, amongst others, SHR Prague Praha B.V. as Borrower and Aareal Bank AG as Lender (as the same may be amended, supplemented, novated or restated from time to time) (the Facility Agreement).

(B)	The parties to this Deed have agreed to amend and restate the Facility Agreement on the terms set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

“Dusni Property” means building No. 866 on plot No. 958 and plot No. 958, located in the cadastral area Staré Město, municipal part Staré Město, municipality Praha and registered in the Real Estate Cadastre for the cadastral area Staré Město in the Ownership Folio No. 279, maintained by the Cadastral Office for the City of Prague, department Prague.

“Effective Date” has the meaning given to that term in clause 2.2 of this Deed .

“Post Merger Documents” means those documents required to be delivered under Clause 4.3 and Clause 4.4 of the Second Amendment Agreement.

“Properties” means the Dusni Property and the Rohacova Property.

“Rohacova Property” means building No. 134 on plot No. 897 and plot No. 897, both located in the cadastral area Žižkov, municipal part Žižkov, municipality Praha and registered in the Real Estate Cadastre for the cadastral area Žižkov in the Ownership Folio No. 1209, maintained by the Cadastral Office for the City of Prague, department Prague.

“Second Amendment Agreement” means an amendment agreement dated 17 September 2009, between the Lender and the Borrower.

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1.1

Capitalised terms defined in the Facility Agreement (in its form set out in Schedule 1) (the Restated Facility Agreement) have, unless expressly defined in this Deed or otherwise required by the context, the same meaning in this Deed.

1.2	The provisions of clauses 1.2 (Construction) of the Facility Agreement shall apply, mutatis mutandis, to this Deed.

1.3	This Deed shall take effect as a deed in respect of those parties which execute it as such, notwithstanding that some other parties may have executed it under hand only.

2.	AMENDMENT AND RESTATEMENT

2.1

The Parties to this Deed irrevocably agree for themselves and for their successors, transferees and assigns that, from the Effective Date, the Facility Agreement is amended and restated by this Deed such that it conforms to the Restated Facility Agreement set out in Schedule 1 hereof. For the avoidance of doubt, in case of any conflict between the Restated Facility Agreement in the form set out in Schedule 1 and any other prior version or form, the form set out in Schedule 1 will prevail.

2.2	The Effective Date is the date on which the Lender notifies the Borrower that the conditions set out in Clause 4 (Conditions) below have been satisfied.

2.3	The Lender must deliver its notification referred to in clause 2.2 promptly following the satisfaction of the conditions set out in Clause 4 (Conditions) below.

2.4	The Parties to this Deed agree that clause 2.2 is without prejudice to any waivers or consents that may have been granted by the Lender to the Borrower including without limitation:

(a)	the waivers and consents set out in paragraph 2 of the Lender’s Consent and Waiver Letter dated 30 June 2009 entered into between the Lender and the Borrower;

(b)	the waivers and consents set out in paragraph 3 of the Amendment Letter dated 17 September 2009 entered into between the Lender and the Borrower; and

(c)	the waiver set out in paragraph 3 of the letter dated 20 October 2009 entered into between the Borrower and the Lender,

and any such waivers or consents that are still in effect shall continue in full force and effect in accordance with their terms.

3.	FINANCE DOCUMENT

3.1	This Deed is a Finance Document.

4.	CONDITIONS

4.1	The amendment and restatement set out in clause 2 above is subject to the Company delivering the following to the Lender:

(a)	A copy of the latest constitutional documents of the Borrower.

(b)	A copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, this Deed and resolving that it execute, deliver and perform this Deed;

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(ii)	authorising a specified person or persons to execute this Deed on its behalf.

(c)	A copy of a resolution of the Parent:

(i)	approving the terms of, and the transactions contemplated by, this Deed and resolving that the board of directors may execute, deliver and perform, this Deed;

(ii)	approving authorisation of specified person or persons to execute this Deed on the Borrower’s behalf.

(d)	A specimen of the signature of each person authorised by the resolution referred to in clauses 4.1(b) and (c) above in relation to this Deed and related documents (if any).

(e)	If required, a power of attorney authorising the signatories to execute and deliver this Deed on behalf of the Borrower.

(f)	Evidence satisfactory to the Lender, that the Minimum Liquidity Reserve Amount has been transferred into the Deposit Account;

(g)	Evidence satisfactory to the Lender, that an amount equal to EUR 2,400,000 has been applied by the Borrower in prepayment of the Loan;

(h)	Evidence satisfactory to the Lender, that an amount equal to EUR 2,400,000 has been applied by the Borrower in reduction of the Swap Rate;

(i)	A copy of each of the Post Merger Documents executed by the parties to those documents, except as otherwise waived by the Lender.

(j)	A copy of an up-to-date Group Structure Chart.

(k)	An executed Economic Beneficiary Statement.

4.2	Not more than 5 Business Days after the date of this Agreement:

(a)	Original executed Amendments to Notarial Records on Direct Enforceability substantially in the form of Schedule 2 hereto.

(b)	A legal opinion with respect to the capacity of the Borrower prepared by DLA Piper Nederland N.V., legal advisors as to matters of Dutch law to the Borrower, addressed to the Lender.

(c)	A legal opinion of CMS Cameron McKenna LLP, legal advisors as to matters of English law to the Lender, addressed to the Lender.

(d)	A legal opinion of CMS Cameron McKenna, v.o.s., legal advisors as to matters of Czech law to the Lender, addressed to the Lender.

5.	RIGHTS OF THIRD PARTIES

5.1	Any person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

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6.	MISCELLANEOUS

6.1	Incorporation of certain provisions

The provisions of clause 27 (Notices) of the Restated Facility Agreement shall apply to this Deed as though they were set out in this Deed in full, but as if references in those clauses to “this Agreement” were references to this Deed.

6.2	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

6.3	Agreement to be bound

(a)	Failure by one or more parties (Non-Signatory) to execute this Deed on the date of this Deed will not invalidate the provisions of this Deed as between the other parties who do execute this Deed.

(b)	Any Non-Signatory may execute this Deed (or a counterparty of this Deed) on a subsequent date and will thereupon become bound by its provisions.

7.	GOVERNING LAW

This Deed and any non-contractual obligations arising in connection with this Deed is governed by English law.

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

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SCHEDULE 1

RESTATED FACILITY AGREEMENT

AMENDED AND RESTATED FACILITY AGREEMENT

SHR PRAGUE PRAHA B.V.

(As Borrower)

AAREAL BANK AG

(As Lender)

FACILITY AGREEMENT

in respect of

a revolving loan of up to €104,000,000

(with a term-out option)

relating to financing of the

Intercontinental Hotel, Prague

(originally dated 20 February 2007 as amended on 13 March 2008, termed-out on 14 August

2008, further amended on 17 September 2009 and as amended and restated on the

18 February 2010)

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SCHEDULE 1	CONDITIONS PRECEDENT	85

SCHEDULE 2	CALCULATION OF MANDATORY COSTS	91

SCHEDULE 3	FORM OF REQUEST	93

SCHEDULE 4	FORM OF TRANSFER CERTIFICATE	94

-i-

(continued)

-ii-

THIS AGREEMENT was originally dated 20 February 2007 and was amended on 13 March 2008, termed-out on 14 August 2008, further amended on 17 September 2009 and as amended and restated on 18 February 2010 pursuant to the Amendment and Restatement Agreement and in its amended and restated form (the “Agreement”) is made

BETWEEN:

(1)

SHR PRAGUE PRAHA B.V., a limited liability company incorporated under the law of the Netherlands, registered in the commercial register of the Chamber of Commerce and Industries for Amsterdam under no. 34119161, whose registered offices are at Strawinskylaan 3105, 1077 ZX, Amsterdam, the Netherlands (the “Borrower”);

(2)

AAREAL BANK AG, a joint stock company incorporated under the laws of the Federal Republic of Germany, registered with the Commercial Register in Wiesbaden under no. HRB 13184 whose seat is in Wiesbaden, the Federal Republic of Germany and whose commercial offices are at Paulinenstraße 15, 65189 Wiesbaden, the Federal Republic of Germany, in its capacity as lender under this Agreement (in this capacity, the “Lender”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Accounts Administrator means COMMERZBANK Aktiengesellschaft, a joint stock company incorporated under the laws of the Federal Republic of Germany, acting through COMMERZBANK Aktiengesellschaft pobočka Praha, Identification Number 47 61 09 21, with its registered office in Prague 2, Jugoslávská 1, Postal Code 120 21, the Czech Republic, registered in the Commercial Register maintained by the Municipal Court in Prague, Section A, Insertion 7341.

Additional Obligor means any Holding Company or Subsidiary of the Borrower that is not referred to in paragraphs (a) or (c) of the definition of Obligor that grants a Security Interest to the Lender under a Security Document.

Accounts Pledges means the pledges over monetary receivables of the Lessee, the Owner, the Borrower and TRS arising under the operation of the Specified Accounts (other than the Dutch Revenue Account) granted in favour of the Lender by the Lessee, the Owner, the Borrower and TRS, respectively under individual pledge of receivables agreements (until such agreements are terminated) between the Lender as pledgee and the Lessee, the Owner, the Borrower and TRS (as applicable) as pledgor and an “Account Pledge” means any one of them.”

Affiliate means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Amendment and Restatement Agreement means the supplemental agreement dated 18 February 2010 between the parties hereto amending and restating this Agreement to which this Agreement is a schedule.

Amortisation Payment Period means the fourth and fifth years falling after the first Utilisation Date.

Amortisation Schedule means the amortisation schedule agreed between the Borrower and the Lender based upon the principles set out at Schedule 6 (Amortisation Schedule).

Annual Budget means the annual budget for the hotel, developed in conjunction with the Hotel Manager under the Hotel Management Agreement.

Approved Manager means either a Pre-Approved Manager or any other management company appointed by the Borrower and acceptable to the Lender (acting reasonably).

Asset Management Agreement means the agreement concluded on 17 August 1999 between the Lessee and Strategic Hotel Capital Europe Asset Management Limited as amended from time to time (including as assigned by Strategic Hotel Capital Europe Asset Management Limited as of December 31, 2002 to SHC Asset Management, LLC and as further assigned by SHC Asset Management, LLC, to SHC DTRS).

Availability Period means if the first Utilisation Date occurs during the Initial Availability Period, the period from and including the date of the first Loan to and including the last Business Day which is not more than 547 days from and including the date of the first Utilisation, provided that if no Loan is made during the Initial Availability Period, then the Availability Period shall terminate on the last day of the Initial Availability Period.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption or registration.

Borrower Group means the Borrower and its Subsidiaries from time to time.

Borrower Share Pledge means the pledge over the shares in the Borrower granted by the Parent in favour of the Lender under a notarial deed of pledge of shares in the Borrower between the Lender as pledgee and the Parent as pledgor dated on or about the date of this Agreement.

Break Costs means the amount (if any), which the Lender is entitled to receive under Clause 19.3 (Break Costs).

Buildings means (i) building No. 43 on plot of land No. 988, cadastral area Staré Město, registered on ownership folio no. 279 in the Real Estate Register maintained for the cadastral area Staré Město, municipality part Staré Město, municipality Praha by the Cadastral Office for the Capital City of Praha, Prague Branch and (ii) the Golden Prague Residence.

Business means the business of a hotel carried on at the Property by the Lessee and managed for it by the Hotel Manager under the Hotel Management Agreement.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in Frankfurt, Germany and Prague, Czech Republic and, in respect of any payments in Euro, which is also a TARGET Day.

Commercial Register (“obchodní rejstřík” in Czech) means the commercial register maintained by the courts of the Czech Republic.

Commitment means the lowest of:

(i)	€104,000,000; or

(ii)	an amount in Euro equal to 66% of the value attributed to the Property in the Initial Valuation; or

(iii)	an amount which as of the date of the first Request is equal to such amount as would, when the ICR test is applied to it, generate an ICR of 150%.

Compliance Certificate means a certificate substantially in the form of Schedule 9 (Compliance Certificate).

Conditions Subsequent means those items referred to in Part 2 of Schedule 1 (Conditions Subsequent).

Corporate Expenses means any professional adviser’s fees, including those of any valuer, legal adviser, accountant or other professional adviser.

Counterparty means the counterparty to any Hedging Agreement.

Czech Commercial Code means Czech Act No. 513/1991 Coll., commercial code, as amended.

Czech Revenue Account means the CZK, EUR and USD bank account opened and held by the Borrower with Accounts Administrator having account number 1019330.

Czech Securities Centre means the Securities Centre (“Středisko cenných papírů” in Czech) once changes envisaged under Section § 202 of Act No. 256/2004 Coll., as amended, are implemented the Central Depository (“Centrální depozitář” in Czech).

Czech Transformations Act means Czech Act No. 125/2008 Coll., on transformation of companies and cooperatives, as amended.

CZK and Czech crowns denote lawful currency of the Czech Republic.

Debt Service Cover Ratio or DSCR means the ratio calculated using the formula set out at Schedule 10 (DSCR and ICR Calculation).

Default means:

(a)	an Event of Default; or

(b)

an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of the foregoing) an Event of Default.

Deposit Account means the CZK, EUR and USD bank account opened and held by the Borrower with the Accounts Administrator having account number 1019322.

Deposit Date has the meaning given to that term in Clause 16.10 (Interest Cover).

Dutch Banking Act means the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992) as amended from time to time or its successor, being the Dutch Act on Financial Supervision (Wet op het financieel toezicht) as amended from time to time, as the case may be.

Dutch Revenue Account means the account opened and held by the Borrower with Deutsche Bank Netherlands.

Easements means:

(i)

the easement over building no. 43 on plot of land No. 988 located in the cadastral area Staré Město, municipality Prague and registered on ownership folio no. 279 in the Real Estate Register maintained for the cadastral area Staré Město, municipality Prague by the Cadastral Office for the Capital City of Prague, Prague Branch corresponding to the right of PREdistribuce, a.s., Identification Number 273 76 516 to install and operate the technological facility RS 2660 in the above building and have a free access to this building for the purpose of securing operation, maintenance and repairs of this facility; and

(ii)

the easement over plots of land nos. 989/1 and 989/2, located in the cadastral area Staré Město, municipality Prague and registered on ownership folio no. 279 in the Real Estate Register maintained for the cadastral area Staré Město, municipality Prague by the Cadastral Office for the Capital City of Prague, Prague Branch corresponding to the right of PREdistribuce, a.s., Identification Number 273 76 516 to install and operate the 22 KV electricity cables leading the technological facility RS 2660 on the above plots and have a free access to these plots for the purpose of securing operation, maintenance and repairs of these cables;

to the establishment of which the Existing Lender consented in the capacity of the lender under the Existing Facility Agreement on December 29, 2006.

Economic Beneficiary means any “Economic beneficiary” of the Borrower within the meaning of the Geldwäschegesetz (in English, the German Money Laundering Act).

Economic Beneficiary Statement means a statement regarding Economic Beneficiaries pursuant to § 1, section 6 of the Geldwäschegesetz (in English the German Money Laundering Act) for the time being in the form set out in Schedule 13 to this Agreement.

Environmental and Works Report means the report dated October 2006 and prepared by Gleeds (London) whose registered offices are at 123 Regent Street, London W1 or by its subsidiary operating in the Czech Republic.

Euro or € means the single currency unit of the Participating Member States.

EURIBOR means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)

(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Lender at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 am on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Loan.

Event of Default means any event or circumstance specified as such in Clause 17 (Default).

Exemption Regulation means the Exemption Regulation dated 26 June 2002 (as amended from time to time) of the Ministry of Finance of the Netherlands (Vrijstellingsregeling Wet toezicht kredietwezen 1992), as promulgated in connection with the Dutch Banking Act and its successor exemption regulation issued pursuant to the Dutch Act on Financial Supervision (Wet op het financieel toezicht) dated 15 November 2006 (Official Gazette 23 November 2006, NZ229).

Existing Facility means the facility made available to the Borrower under the Existing Facility Agreement.

Existing Facility Agreement means the €75,000,000 loan agreement, no. 30580633, dated 26 June 2003 (as amended) made between the Existing Lender and the Borrower.

Existing Facility Event of Default means an Event of Default as defined in the Existing Facility Agreement.

Existing Subordinated Loans means the loans set out in Schedule 11 (Existing Subordinated Loans).

Extension Date means the date immediately after the date of the end of the Initial Term.

Extension Fee means EUR 750,000-.

Extension Term means three years on and from the Extension Date.

Facility means the credit facility made available under this Agreement.

Facility Office means the office(s) of the Lender through which it will perform its obligations under this Agreement.

Fee Letter means any letter or letters entered into by reference to this Agreement between one or more Lender and the Borrower setting out the amount of certain fees and margin referred to in this Agreement.

FF&E means all movable assets, i.e. fixtures, furniture, furnishings, equipment, apparatus and other personal property owned by the Lessee (excluding operating equipment, operating supplies and fixtures attached to and forming part of the Property) used in, or held in storage for use in (or if the context so dictates, required in connection with), and required for the operation of the Property and carrying on the Business in accordance with applicable Management Agreement including, without limitation, (i) office furnishings and equipment, (ii) specialized hotel and spa equipment necessary for the operation of any portion of the Property, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial and parking space, spa and recreational facilities, and (iii) all other furnishings and equipment as TRS or the Hotel Manager deems necessary or desirable for the operation of the Property in accordance with the applicable Management Agreement.

FF&E Account means the CZK, EUR and USD bank account opened and held by the Lessee with Accounts Administrator having account number 1018993.

FF&E Pledge means the non-possesory pledge, as collective item (“soubor věcí”), of those items of FF&E owned by the Lessee that are movable assets, granted by the Lessee in favour of the Lender under an agreement on pledge over movables between the Lender as pledgee and Lessee as pledgor dated on or about the date of this Agreement.

Final Maturity Date means the last Business Day which is not more than 547 days from and including the first Utilisation Date subject to such date being extended in accordance with Clause 4.4.1 (Term-out Option and Amortisation).

Finance Document means:

(a)	this Agreement;

(b)	a Security Document;

(c)	any Hedging Agreement;

(d)	the Subordination Agreement;

(e)	any SDNA;

(f)	a Transfer Certificate;

(g)	a Fee Letter;

(h)	the Notarial Records on Direct Enforceability;

(i)	the Security Release Agreement;

(j)	the Termination of Subordination Agreement;

(k)	the Amendment and Restatement Agreement; and

(l)	any other document designated as such by the Lender and the Borrower.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	monies borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the Czech Republic, be treated as a finance or capital lease;

(d)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(e)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (e) above

Fixed Rate Basis means the calculation of interest due on the Loan in accordance with Clause 6.1.2(b) (Calculation of Interest).

Floating Rate Basis means the calculation of interest due on the Loan in accordance with Clause 6.1.2(a) (Calculation of Interest).

General Owner Account means the CZK, EUR and USD bank account opened and held by the Owner with Accounts Administrator having account number 1018928.

Golden Prague Residence means building No. 44 on plot of land No. 986/2, cadastral area Staré Město, registered on ownership folio no. 279 in the Real Estate Register, maintained for the cadastral area Staré Město, municipality part Staré Město, municipality Praha by the Cadastral Office for the Capital City of Praha, Prague Branch.

GPHS means Golden Prague Hotel Services s.r.o., a limited liability company incorporated under the laws of the Czech Republic, Identification Number 27 08 39 34, with its registered seat in Prague 1, nám. Curieových 43/5, Postal Code 110 00, the Czech Republic, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, Insertion 95038. Effective from the Permitted Second Merger Date, any reference to GPHS in this Agreement shall be construed as a reference to TRS.

GPHS Accounts means the following bank accounts held by GPHS, which, after the completion of the Permitted Second Merger will be held by TRS (i) CZK account No. 10272755, (ii) CZK, EUR and USD account No. 10271437 maintained by the Accounts Administrator.

Group Structure Chart means the organisational chart set out at Schedule 12 (Group Structure Chart), showing the ownership of the Parent and the Obligors.

Hedging Agreement means any interest hedging agreement or agreements entered into by the Borrower with the Lender or any other Counterparty acceptable to the Lender (acting reasonably) in connection with interest payable under this Agreement.

HELCONT means Golden Prague Limousine s.r.o., a limited liability company incorporated under the laws of the Czech Republic, Identification Number 161 92 516, registered seat in Prague 1, nám. Curieových 43/5, Postal Code 110 00, the Czech Republic, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, Insertion 1723.

Holding Company means in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

Hotel Agreements means the Management Agreements and the License Agreement.

Hotel Management Agreement means whilst it is in effect, the Initial HMA and thereafter any Permitted Replacement HMA.

Hotel Manager means, whilst the Initial HMA is in effect, IOHC, and thereafter any new manager with whom the Borrower and Lessee enter into a Permitted Replacement HMA.

Hotel Manager Letter means a letter signed by the Hotel Manager and the Lender substantially in the form set out at Schedule 7 (Hotel Manager Letter).

ICH Overseas means Inter-Continental Hotels (Overseas) Limited, a limited liability company incorporated under the laws of England and Wales, with its registered office at 67 Alma Road, Windsor, Berks. SL4 3HD, England on May 24, 2004.

IHC means Intercontinental Hotels Corporation, a corporation incorporated under the laws of Delaware, with its principal place of business at Three Ravinia Drive, Atlanta, Georgia, the USA.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return from the Facility or on the Lender’s overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by the Lender but only to the extent attributable to a the Lender having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Initial Availability Period means the period commencing from and including the date of this Agreement and ending on and including the date twenty (20) Business Days after this Agreement (or, if such day is not a Business Day, the immediately following Business Day).

Initial HMA means the hotel management agreement entered into on 23 June 2004 between Lessee, Borrower and the Hotel Manager (as amended and restated).

Initial Loan Amount means EUR 104,000,000-.

Initial Obligors means the Borrower, the Owner, the Parent, TRS and the Lessee.

Initial Valuation means the Valuation dated 31 August 2006 prepared by the Valuer in respect of the Property.

Initial Maturity Date means the last Business Day which is not more than 547 days from and including the first Utilisation Date.

Insolvency Regulation means Council Regulation (EC) No. 1346/2000 of 29 May 2000.

Insurance Security Assignments means:

(i)	the Terrorism Insurance Security Assignment; and

(ii)	the Other Insurance Security Assignment.

Insurance Undertaking Default means a failure by the Borrower to:

(a)

effect or maintain insurance of the Buildings on a full reinstatement basis as per the latest Valuation covering any material damages as a result of fire, water, storm, floodwater, terrorism, liability and other material risks in accordance with this Agreement; or

(b)	provide evidence to the Lender of the proposed plan of coverage with respect to a particular insurance policy 10 Business Days prior to the expiry of such insurance policy; or

(c)

to provide certificates of insurance under the relevant insurance policy evidencing insurance of the Buildings on a full reinstatement basis as per the latest Valuation covering any material damages as a result of fire, water, storm, floodwater, terrorism, liability and other material risks in accordance with this Agreement 5 Business Days after the expiry of any insurance relating to such material damages and material risks.

Interest Cover Ratio or ICR means the ratio calculated on an annual historical rolling basis using the formula set out at Schedule 10 (DSCR and ICR Calculation).

IOHC means Intercontinental Overseas Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, USA, with its principal place of business at Three Ravinia Drive, Atlanta, GA, USA.

Interest Payment Date means:

(a)	prior to the earlier of the Term-out Date and the Initial Maturity Date, the 15th day of each calendar month;

(b)	after the Term-out Date, during any period where interest is calculated on a Floating Rate Basis, the last day of each Interest Period;

(c)	during any period where interest is calculated on a Fixed Rate Basis, the 15th day of each third calendar month starting with the third calendar month after the Term-out Date,

provided that if any such day is not a Business Day, the Interest Payment Date will instead be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Interest Period means in relation to a Loan:

(a)	in respect of the first Interest Period for such Loan, the period from the Utilisation Date to the 15th day of the calendar month falling after the first Utilisation Date;

(b)

prior to the earlier of the Term-out Date and the Initial Maturity Date, each period of one month commencing on the later of the 15th day of the calendar month falling after each Utilisation Date and the day following the end of the preceding interest period and ending on:

(i)	the 14th day in each following month; and

(ii)	if the first to occur of the Term-out Date and the Initial Maturity Date occurs on a day other than the day referred to in (i) above, such day;

(c)

after the Term-out Date, during any period where interest is calculated on a Floating Rate Basis, the period of one (1) or three (3) months specified in the Term-out Notice, with the first such period commencing on the Term-out Date and ending on the 15th day of the month in which the Term-out Date occurred or, if the Term-out Date occurs after the 15th day of any month, the 15th day of the next month, and each period thereafter ending on the day immediately prior to the corresponding day in the relevant month;

(d)	during any period where interest is calculated on a Fixed Rate Basis, such period as is selected in a Term-out Notice,

provided that if the last day of any such period is not a Business Day then the period shall end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Intra Group Distribution means any dividend payment or distribution of cash or equity release by any Obligor other than the Borrower provided such payment or distribution is made to a member of the Borrower Group.

ITM means ITM Praha (Institut pro trenink a management Praha) spol. s r.o., a limited liability company incorporated under the laws of the Czech Republic, Identification Number 49 68 51 12, with its registered seat in Praha 6, Koulova 15, Postal Code 160 00, registered with the Commercial Register maintained by the Municipal Court in Prague, Section C, Insertion 23444.

LCIA Court means the London Court of International Arbitration.

Lease Agreements means any and all lease agreements on the lease of the Property or a part thereof or residential or non-residential premises in the Property between TRS as lessor and a third party as lessee, as amended from time to time, (other than any and all of the lease agreements and sublease agreements concerning premises in Golden Prague Residence entered into with customers for the purpose of their accommodation in Golden Prague Residence), including without limitation any and all lease guarantees and any and all other lease-related security.

Lease Document means:

(a)	each Lease Agreement; or

(b)	any other document designated as such by the Lender and the Borrower.

Lease Pledge means the pledge over monetary receivables of TRS arising from the Lease Agreements granted in favour of the Lender by TRS under an agreement on pledge of receivables arising from the Lease Agreements between the Lender as pledgee and TRS as pledgor dated after the Permitted Second Merger Date.

Lessee means TRS.

Lessee Corporate Account means the CZK, EUR and USD bank account opened and held by the Lessee with Accounts Administrator having account number 1025709.

Lessee Guarantee means the guarantee granted on or around the date of this Agreement by the Lessee in favour of the Lender in respect of all amounts owing by the Borrower under this Agreement.

License Agreement means whilst it is in effect, the Licence Agreement entered into on June 23, 2004 among Lessee, Borrower and IHC (as amended and restated), and thereafter (if any) any Permitted Replacement License Agreement.

Loan means, unless otherwise stated in this Agreement, the principal amount of a borrowing under this Agreement or the principal amount outstanding of that borrowing.

Loan to Value Ratio or LTV means the ratio which the value of the aggregate of all Loans outstanding bears to the Open Market Value of the Property expressed as a percentage.

Main Operating Account means the CZK, EUR and USD bank account opened and held by the Lessee with Accounts Administrator having account number 1018936.

Maintenance Reserve Amount means, in respect of any calendar month, an amount equal to the higher of:

(i)	4% of Turnover during such month; or

(ii)	any amount required to be credited on a monthly basis to a maintenance reserve account under the terms of the Hotel Management Agreement.

Management Agreement means either the Hotel Management Agreement and/or the License Agreement.

Mandatory Costs Rate means the percentage rate per annum calculated by the Lender in accordance with Schedule 2 (Calculation of Mandatory Costs).

Margin means:

(i)	prior to the Extension Date, the margin as set out in the Fee Letter; and

(ii)	from the Extension Date, 1.80% per annum.

Material Adverse Effect means a material adverse effect on:

(a)	the business or financial condition of the Obligors taken as a whole; or

(b)

the ability of any Obligor to perform its obligations under the Finance Documents which would have a material adverse effect on the Lender’s ability to exercise those provisions of the Finance Documents expressed to be for its benefit as against the Obligors (taken as a whole) following an Event of Default.

Material Contract means each of the:

(a)	the Hotel Management Agreement;

(b)	the Asset Management Agreement;

(c)	the License Agreement.

Merger Project means the Czech law governed project of merger by amalgamation prepared by the Owner, GPHS and TRS as of June 30, 2009.

Minimum Liquidity Reserve Amount means EUR 2,000,000.

Mortgage means a mortgage over the Property granted by Owner in favour of the Lender under the mortgage agreement between the Lender as mortgagee and Owner as mortgagor dated as of the date of this Agreement.

Net Operating Income has the meaning given to that term in the calculation of net operating income under the Uniform System of Accounts for the Lodging Industry including deductions for the applicable FF&E reserve allocation and management fees.

Notarial Records on Direct Enforceability means notarial records on direct enforceability of claims against:

(a)	the Owner arising from the Owner Guarantee executed by the Owner and the Lender on or about the date of this Agreement; and

(b)	the Lessee arising from the Lessee Guarantee executed by the Lessee and the Lender on or about the date of this Agreement.

Obligors means:

(a)	the Initial Obligors;

(b)	each Additional Obligor; and

(c)	SHC Prague,

and “Obligor” means any one of them.

Open Market Value means the value of the Property as determined on the basis of the most recent Valuation of the market value as that term is defined in the then current Statement of Asset valuation Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors.

Other Insurance Security Assignment means the security assignment over the proceeds of all insurance policies (other than third party liability policies, motor vehicles insurance policies, and policies in respect of acts of terrorism) entered into by the Lessee and the Owner, insuring the Buildings and FF&E against all common risks and business interruption insurance policies (including flood insurance) granted by the Lessee and the Owner in favour of the Lender under agreements on security assignment of insurance proceeds between the Lender as assignee and the Lessee and the Owner as assignors, dated on or around the date of this Agreement.

Owner means SHC Property Prague, s.r.o., a limited liability company incorporated under the laws of the Czech Republic, Identification Number 251 99 927, with its registered seat in Prague 1, nám. Curieových 43/5, Postal Code 110 00, the Czech Republic, registered with the Commercial Register maintained by the Municipal Court of Prague, Section C, Insertion 72304. Upon completion of the Permitted Second Merger, any reference to the Owner in this Agreement shall be construed as a reference to TRS.

Owner Guarantee means the guarantee granted on or around the date of this Agreement by the Owner in favour of the Lender in respect of all amounts owing by the Borrower under this Agreement.

Parent means SHR Prague Praha, LLC., a corporation organized and existing under the laws of the State of Delaware, U.S.A., registered offices at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, U.S.A., 100% shareholder of the Borrower.

Participating Member States means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency.

Party means a party to this Agreement.

Permitted Amendment means any amendment to a Transaction Document (other than a Finance Document) that is:

(a)	required as a result of or necessary in order to facilitate a Permitted Reorganisation;

(b)	of a non-material nature; or

(c)	in case of a Lease Agreement, if it is made in order to facilitate a Permitted Letting; or

(d)	required to be made in order to enable the Borrower to comply with its obligations under the Finance Documents; or

(e)	any other amendment to which the Lender consents (such consent not to be unreasonably withheld or delayed).

Permitted Bank Accounts means each of the following:

(a)	the USD bank account No. 27-1840780227/0100 and the EUR Account No. 27-1840760277/0100 each held by the Lessee with Komerční banka, a.s.;

(b)	bank account No. 6991319/0800 (formerly No. 5001057-028/0800) held by either the Lessee or SHC Prague with Česká spořitelna, a.s.;

(c)	the bank account No. 432308100277/0100 held by TRS with Komerční banka, a.s.;

(d)	the CZK, EUR and USD bank account opened and held by SHC Prague with Accounts Administrator having account number 101875300; and

provided that the accounts listed at paragraphs (a) and (b) above shall only be Permitted Bank Accounts if:

(x)

in the case of the account referred to at paragraph (a) above, it is solely used for the depositing of cash or cheques denominated in various currencies, received primarily from the hotel guests and customers or in relation with the currency exchange operated by the Lessee;

(y)

in the case of the account referred to at paragraph (b) above, it is solely used in relation to the lease and administration of the property situated at Prague 3, Roháčova 134/4, Postal Code 130 00 and owned by SHC Prague; and

(z)

in the case of the account referred to at paragraph (c) above, it is solely used in relation to credit card payments for the WIFI Internet connection in the public areas of the Hotel Intercontinental, Praha; the Borrower undertakes to ensure that TRS regularly (i.e. not less than once a month) transfers (after payment of the relevant bank fees relating to the maintenance of the account) the balance of the account referred to at paragraph (c) above to any of its Pledged Accounts.

Permitted Distribution means any dividend payment or distribution of cash or equity release by the Borrower made as part of, or utilising cash made available as a consequence of, any Permitted Reorganisation.

Permitted Indebtedness means:

(a)	indebtedness entered into in accordance with or permitted by the Finance Documents;

(b)	indebtedness in respect of trade or other indebtedness incurred by an Obligor in the ordinary course of its business other than Financial Indebtedness;

(c)	indebtedness subordinated on terms satisfactory to the Lender, (the Lender acknowledges and agrees that any Subordinated Loan is satisfactorily subordinated);

(d)	indebtedness in respect statutory guarantees arising by operation of law as a result of any Permitted Reorganisation other than as a result of any breach of law or contractual obligations;

(e)	Unsubordinated Financial Indebtedness; and

(f)	any other indebtedness to which the Lender gives its consent.

Permitted Insurer means any of:

(a)	Česká pojišt’ovna a.s.;

(b)	Allianz pojišt’ovna, a.s.;

(c)	Kooperativa, pojišt’ovna, a.s.;

(d)	AIG CZECH REPUBLIC pojišt’ovna, a.s.;

(e)	Generali Pojišt’ovna a.s.;

(f)	UNIQA pojišt’ovna, a.s.;

(g)	ČSOB Pojišt’ovna, a. s., člen holdingu ČSOB; and

(h)	Lloyds Market.

Permitted Letter of Credit means any letter of credit provided by the Borrower in substitution for the Borrower’s obligations with regard to payment of the Maintenance Reserve Amount under Clause 12.1.2(a) (Obligations with regard to accounts).

Permitted Letting means:

(a)

any letting and/or sub-letting of the Property or a part thereof or residential or non-residential premises in the Property entered into in accordance with the provisions of the Hotel Management Agreement and which:

(i)	is entered into with a third party (excluding any Subsidiary or Holding Company of the Obligors) on an arms’ length basis; and

(ii)	is at market rent and does not contain any premium; or

(b)	any letting and/or sub-letting of premises in the Golden Prague Residence to customers in the ordinary course of the Business;

(c)	any letting and/or sub-letting on an arms length basis of:

(i)

residential or non-residential premises in the Property or land of the Property in each case not greater than 100 square metres, or a in case of commercial retail lease of an area of the Property not greater than 30 square metres; or

(ii)	provided that the letting benefits the Property, part of the Property for the purpose of placing technical or other equipment thereon or therein,

provided	that in respect of each of (a) — (c) above:

(i)	the Hotel Management Agreement is complied with; and

(ii)

and each letting and/or sub-letting is for a term (assuming for these purposes that any option to extend the term thereof is exercised) not exceeding 7 years and otherwise terminable in accordance with market standard arrangements.

Permitted Loan means any loan made by the Borrower to any Subsidiary of the Ultimate Parent that is not a Subsidiary of the Borrower.

Permitted Merger means the merger by amalgamation (“fúze sloučením” as referred to in section 69a (1) of the Czech Commercial Code) of the Lessee as dissolving company into TRS as the surviving entity and in accordance with the Permitted Merger Documents with January 1, 2007 as the merger decisive date (“rozhodný den fúze” in Czech).

Permitted Second Merger means the merger by amalgamation (“fúze sloučením” in Czech) under section 154 of the Czech Transformations Act) of the Owner and GPHS as dissolving companies into TRS as successor company in accordance with the Permitted Second Merger Documents with January 1, 2009 as the merger decisive date (“rozhodný den fúze” in Czech).

Permitted Second Merger Date means the date of the registration of the Permitted Second Merger in the Commercial Register;

Permitted Merger Documents means:

(a)	the merger agreement to be entered into between the TRS and the Lessee;

(b)	the resolutions of TRS in its capacity as the sole shareholder of the Lessee to approve the Permitted Merger;

(c)	the resolutions of the Borrower in its capacity as the sole shareholder of the shares in TRS to approve the Permitted Merger; and

(d)	any other documents which will be filed with the court which maintains the Commercial Register;

Permitted Payment means any payment of monies (whether by dividend or otherwise) standing to the credit of the Dutch Revenue Account at any time.

Permitted Reorganisation means:

(a)	any corporate reorganization of the Borrower Group permitted under the terms of the Existing Facility Agreement but incomplete at the date of this Agreement;

(b)	the Permitted Merger;

(c)	the liquidation of SHC Prague Repository B.V. and SHC Prague (Gibraltar) Limited and SHC Prague provided that:

(i)

the Borrower has provided the Lender with adequate advance notice of any such liquidation in sufficient detail to enable the Lender to comprehend the effect of such liquidation on the Borrower Group; and

(ii)	the Lender has consented to any such liquidation in advance of its commencement, such consent not to be unreasonably withheld or delayed;

(d)	the decrease in the registered capital of TRS to CZK 371,000,000;

(e)

the increase of the Borrower’s issued share capital by conversion of its (share premium, dividend and/or other) reserves into share capital and the subsequent decrease of the Borrower’s issued share capital (by reduction of the nominal value of its shares or repurchase and cancellation of its shares), resulting in a repayment of capital to the Parent provided that:

(i)	following such decrease:

1.

any Security Interest held by the Lender in respect of the remaining shares provides the Lender with substantially the same rights and remedies in respect of such remaining shares as the Lender had in respect of the shares that are the subject of the decrease;

2.	in the event that the decrease is wholly or in part effected through any issue of any new shares, the Borrower must ensure the Lender is granted a materially similar Security Interest in all of the newly issued shares corresponding in all material respects to the Security Interest which the Lender held in respect of the shares subject to the decrease at the time immediately prior to that decrease; and

3.

for the avoidance of doubt, the Borrower must do all things necessary (including consenting to and execution of any new Security Documents on terms acceptable to the Lender, having regard to the materiality thresholds referred to herein, in its discretion) to ensure that the Security Interest the Lender has in respect of the shares to be decreased is correspondingly effected, in all material respects, as a Security Interest in any shares remaining after that decrease and/or any new shares issued as part of the decrease;

(ii)	the Borrower only uses monies drawn from the proceeds of the Loan to effect such decrease;

(g)	the Permitted Transfer;

(h)	any disposal of, by any Obligor, of any ownership interest in HELCONT, Středisko and/or ITM;

(i)	acquisition contemplated by Clause 15.11 (Acquisitions);

(j)	any other reorganisation of the Borrower Group provided that such other reorganisation is made with the Lender’s consent, such consent not to be unreasonably withheld or delayed; or

(k)	the Permitted Second Merger,

provided in each case that such reorganisation does not have a Material Adverse Effect in respect of those entities that are Obligors following the completion of such reorganisation.

Permitted Replacement HMA means a hotel management agreement or agreements in respect of the Property entered into by any of the Borrower, the Owner and the Lessee with a new hotel manager following the termination of the Initial HMA that satisfies the following criteria:

(a)	the new hotel manager under such agreement is an Approved Manager;

(b)	such agreement shall both:

(i)	be on economic terms at least favourable to the Borrower Group as those under the Initial HMA; and

(ii)	be on substantially similar terms to the Initial HMA including but not limited to Article VIII of the Initial HMA and the provisions of the Initial HMA concerning payment of the incentive fee.

or, if not, the new hotel manager shall have provided the Lender with a SDNA on terms satisfactory to it (acting reasonably);

(c)

prior to the date of execution of such agreement the Lender has been provided with an updated Valuation confirming the Open Market Value of the Property and also that the Loan To Value Ratio is complied with as at the date of such updated Valuation; and

(d)

promptly after the execution of such agreement the Lender has been provided with a signed copy thereof, together with a letter from the Borrower confirming that the conditions at (a) — (c) above are, in respect of the new agreement, satisfied.

Permitted Replacement License Agreement means a license agreement or arrangements in respect of the Property entered into by any of the Borrower, the Owner and the Lessee with a new hotel brand licensor following the termination of the License Agreement that satisfies the following criteria:

(a)	the new hotel brand licensor under, such agreement is an Approved Manager or its Affiliate;

(b)	such agreement shall be on terms substantially similar to the License Agreement;

(c)

prior to the date of execution of such agreement the Lender has been provided with an updated Valuation confirming the Open Market Value of the Property and also that the Loan To Value Ratio is complied with as at the date of such updated Valuation; and

(d)

promptly after the execution of such agreement the Lender has been provided with a signed copy thereof, together with a letter from the Borrower confirming that the conditions at (a) — (c) above are, in respect of the new agreement, satisfied.

Permitted Second Merger Documents means:

(a)	the Merger Project;

(b)	the minutes of the general meeting of the Owner containing resolutions to approve the Permitted Second Merger and a Czech notarial deed on the same;

(c)	the resolution of TRS as the sole shareholder of GPHS exercising powers of the general meeting to approve the Permitted Second Merger in the form of a Czech notarial deed;

(d)	the resolution of the Borrower as the sole shareholder of TRS exercising powers of the general meeting to approve the Permitted Second Merger in the form of a Czech notarial deed; and

(e)	any other documents which will be filed with the court which maintains the Commercial Register and which are required by law to be filed.

Permitted Security means:

(a)	any Security Interest created under the Finance Documents or with the consent of the Lender;

(b)

any Security Interest arising by operation of law other than as a result of any action on the part of an Obligor undertaken with the express intention of creating such a Security Interest or incurring any Financial Indebtedness (other than Permitted Indebtedness);

(c)

in respect of any member of the Borrower Group, any Security Interest arising under any retention of title arrangement or arrangements having similar effect in respect of goods supplied to an Obligor in the ordinary course of its business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by an Obligor;

(d)

in respect of the Lessee and the Owner only, any Security Interest arising under any hire purchase or conditional sale agreement or arrangements having similar effect in respect of goods supplied to Lessee or Owner (as the case may be) in the ordinary course of its business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by Lessee or Owner (as the case may be);

(e)

any netting or set-off arrangement entered into by an Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or pursuant to any Hedging Agreement;

(f)

any Security securing any receivables of the Lender under the Existing Facility and related security and finance documents provided that the same is released on or prior to the first Utilisation Date under the Security Release Agreement.

Permitted Transfer has the meaning given to that term in Clause 5.2.1(a) (Mandatory Prepayment — other).

PMP means a “professional market party” within the meaning of the Exemption Regulation or the Dutch Banking Act as the case may be.

Pre-Approved Manager means any member of the groups of companies respectively trading under the names:

(i)	Marriot International;

(ii)	Four Seasons;

(iii)	Fairmont Hotels & Resorts;

(iv)	Starwood; or

(v)	Hilton International.

Prepayment Event means any of the following events or circumstances:

(a)	it is or becomes unlawful for an Obligor to perform any material payment obligation under the Finance Documents to which it is a party; or

(b)	any material provision of any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective for any reason.

Prepayment Notice means the notice dated on or around the date hereof served by the Borrower, and acknowledged by the Existing Lender, in respect of the prepayment of the Existing Facility.

Property means:

(a)	building No. (čp.) 43 on plot of land No. 988 (Inter-Continental Hotel Prague);

(b)	building No. (čp.) 44 on plot of land No. 986/2 (Golden Prague Residence);

(c)	plot of land No. 988;

(d)	plot of land No. 986/2;

(e)	plot of land No. 987/1;

(f)	plot of land No. 989/1; and

(g)	plot of land No. 989/2,

all located in the cadastral area Staré Město, municipality Prague and registered on ownership folio no. 279 in the Real Estate Register maintained for the cadastral area Staré Město, municipality Prague by the Cadastral Office for the Capital City of Prague, Prague Branch.

Proposed Term-out Date means the date specified in any Term-out Notice as being the date on which the term out of the loan referred to therein shall occur.

Qualifying Lender means the Lender being on the date a payment of interest falls due under this Agreement:

(a)

resident (as defined in the appropriate double taxation agreement) in a country with which the Netherlands and the Czech Republic each has a double taxation agreement giving residents of that country full exemption from both Netherlands and Czech Republic taxation on interest; or

(b)	resident in the Czech Republic or the Netherlands for tax purposes of the Czech Republic or the Netherlands (as the case may be).

Quarter Dates means 31 March, 30 June, 30 September and 31 December in each year.

Quotation Day means, in relation to any period for which an interest rate is to be determined two TARGET Days preceding the first day of that period.

Real Estate Register (“katastr nemovitostí” in Czech) means a public register of real estate in the Czech Republic maintained by the Czech Cadastral Offices in which entries are made, as required by law, pertaining to ownership title and other rights in rem relating to such real estate.

Receivables Pledge means the pledge over the TRS’ and Borrower’s monetary receivables under the Hotel Management Agreement and the License Agreement to the Lender by the Borrower and TRS under an agreement on pledge of receivables arising from the Hotel Management Agreement and the License Agreement between the Lender as pledgee and the Borrower and TRS as pledgors dated after the Permitted Second Merger Date.

Reference Banks means Commerzbank AG, Deutsche Bank, Dresdner Bank and any other bank or financial institution appointed as such by the Lender, and consented to by the Borrower, under this Agreement.

Repeating Representations has the meaning given to that term in Clause 13.23 (Times for Making Representations).

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Reservations means each and all of the following reservations that:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy (faillissement), moratorium (surséance van betaling), insolvency, reorganisation, fraudulent conveyance (actio pauliana) and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable limitation laws (including the limitation acts in force from time to time in England, the Czech Republic and the Netherlands), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void, and defences of set-off or counterclaim;

(c)	a court construing security expressed to be created by way of fixed security as being floating security, or security purporting to be constituted as an assignment as being a charge;

(d)	the enforcement of rights under the Finance Document may be limited by the application of Article 3 (3) and Article 7 of the Rome Convention;

(e)

in respect of any Finance Document governed by Czech or Dutch law, mandatory provisions of applicable Czech or Dutch law (as the case may be) prevail over any arrangement of the parties to such Finance Document to the extent such arrangement deviates from the relevant mandatory provision of Czech or Dutch law (as the case may be);

(f)	reservation which is made expressly in, or can be implied from, any other Finance Document;

(g)

any other general principles, reservations or qualifications which are set out as qualifications as to matters of law in any legal opinion delivered to the Lender pursuant to Schedule 2 (Conditions Precedent Documents); and

(h)

the rights and obligations of the parties to the Finance Documents in as far as they are governed by Dutch law, are subject to the principle of good faith/reasonableness and fairness (redelijkheid en billijkheid) which under Netherlands law governs the relationship between the parties to a contract and which, in certain circumstances, may limit or preclude the reliance on, or enforcement of, contractual terms and provisions.

Roll-over Date means the last day of each Interest Period in respect of a Loan occurring before the Initial Maturity Date (assuming for this purpose that the Final Maturity Date has not been amended under Clause 4.4.1 (Term Out Option and Amortisation).

Rome Convention means Convention on the Law Applicable to Contractual Obligations opened for signature in Rome on 19 June 1980 (80/934/EEC).

Screen Rate means in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Telerate/Reuters screen. If the relevant page is replaced or the service ceases to be available, the Lender (after consultation with the Borrower) may specify another page or service displaying the appropriate rate.

SDNA means a subordination and non-disturbance agreement made between the prospective manager under any Permitted Replacement HMA, the Lender and any of the Borrower and TRS.

Security means the Security Interests created under the Security Documents.

Security Document means:

(a)	mortgage agreement establishing the Mortgage;

(b)	agreement on pledge of receivables arising from the Lease Agreements establishing the Lease Pledge;

(c)	agreement on pledge over trademarks establishing the Trademark Pledge;

(d)	agreement on pledge of receivables arising from the Hotel Management Agreement and the License Agreement establishing the Receivables Pledges;

(e)	agreements on security assignment of insurance proceeds establishing the Insurance Security Assignments;

(f)	the Owner Guarantee

(g)	the Lessee Guarantee

(h)	agreement on pledge over movables establishing the FF&E Pledge;

(i)	agreements on pledge of receivables arising from bank account(s) establishing the Accounts Pledges;

(j)	the Subordination Agreement;

(k)	deed of pledge, agreements on pledge of ownership interests and agreements on pledge of shares establishing the Share Pledges;

(l)	any other document designated as such by the Lender and the Borrower.

Security Interest means any mortgage, pledge, lien, charge, security assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Security Release Agreement means an agreement between the Borrower, other relevant parties to the Existing Facility Agreement and related security and finance documents and the Existing Lender in respect of the release of any Security Interest securing any receivables of the Existing Lender relating to the Existing Facility Agreement and related security and other finance documents in relation to the Existing Facility, entered into on or around the date hereof and effective upon the first Utilisation Date.

Senior Liabilities means all present and future sums, liabilities and obligations payable or owing by the Borrower to the Lender (whether current or contingent, jointly or severally or otherwise) under or in connection with the Finance Documents.

Share Pledges means the Borrower Share Pledge, the SHC Prague Share Pledge and the TRS Share Pledge.

SHC Asset Management LLC means SHC Asset Management L.L.C., a limited liability company organized and existing under the laws of Delaware, U.S.A., registered offices at 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808, the USA.

SHC DTRS means SHC DTRS, Inc., a limited liability company incorporated and existing under the laws of Delaware, U.S.A., registered offices at 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808, USA.

SHC Europe means a limited liability company incorporated and existing under the laws of Delaware, with its principal place of business at 200 West Madison Street, Suite 1700, Chicago, Illinois, U.S.A.

SHC Prague means the Strategic Hotel Capital Prague, a.s., a joint stock company incorporated under the laws of the Czech Republic, Identification Number 452 70 724, with its registered seat in Prague 1, nám. Curieových 43/5, Postal Code 110 00, the Czech Republic, registered in the Commercial Register maintained by the Municipal Court in Prague, Section B, Insertion 1404.

SHC Prague (Gibraltar) Limited means a limited company incorporated under the laws of Gibraltar, registered in the Registry of Companies of Gibraltar, whose registered offices are at 57/63 Line Wall Road, Gibraltar.

SHC Prague Repository B.V. means a limited liability company incorporated under the laws of the Netherlands, registered in the commercial register of the Chamber of Commerce and Industries for Amsterdam under no. 34126293, whose registered offices are at Strawinskylaan 3105, 1077 ZX, Amsterdam, the Netherlands.

SHC Prague Share Pledge means the pledge over the shares owned by the Borrower in SHC Prague granted by the Borrower in favour of the Lender under agreement on pledge of shares in SHC Prague between the Lender as pledgee and Borrower as pledgor dated on or around the date of this Agreement.

Specified Accounts means the General Owner Account (until closed), Dutch Revenue Account, TRS Accounts (until closed), Main Operating Account, Lessee Corporate Account, Czech Revenue Account, FF&E Account, Deposit Account and the GPHS Accounts (until closed).

Standstill Date means the date of the Amendment and Restatement Agreement.

Strategic Hotel Capital Europe Asset Management Limited means the Strategic Hotel Capital Europe Asset Management Limited, a limited liability company organized and existing under the laws of England and Wales, registered offices at 190 Strand, London, WC2R 1JN.

Strategic Hotel Funding, LLC means Strategic Hotel Funding, L.L.C. a limited liability company organized and existing under the laws of Delaware, with its principal place of business at 200 West Madison Street, Suite 1700, Chicago, Illinois, U.S.A.

Středisko means the Středisko praktického vyučování hotelu Inter. Continental s.r.o., a limited liability company incorporated under the laws of the Czech Republic, Identification Number 256 91 376, registered seat in Prague 1, nám. Curieových 43/5, Postal Code 110 00, the Czech Republic, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, Insertion 61579.

Subordinated Loan means:

(a)

those loans subordinated at the date hereof under the terms of the Subordination Agreement and any loan made after the date of this Agreement by the Ultimate Parent (or any Subsidiary thereof) to an Obligor where the lender (or lenders, as the case may be) in respect of such loan have, prior to making such loan, acceded to the Subordination Agreement (if not an original party thereto); or

(b)

the amount of any debt owed to the Lessee by any member of the Borrower Group where such debt arises as a result of the Lessee settling any obligation owed to a third party by the relevant member of the Borrower Group on behalf of such member of the Borrower Group.

Subordination Agreement means the agreement dated on or around the date hereof made between the Borrower, the Lender, the Lessee and the persons defined therein as “Subordinated Creditors”.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control, which for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Swap Rate means the rate per annum determined by the Lender on the Quotation Day as the rate per annum at which a counter party selected by the Lender would receive fixed rate payments in Euros from the Lender calculated by reference to a series of notional principal amounts equal to the anticipated balance of the Loan from time to time during the period from such date to the Final Maturity Date (as calculated by the Lender) in exchange for floating rate payments in Euros at EURIBOR on the same notional principal amounts, in each case payable on the Interest Payment Dates falling during the Fixed Rate Period.

TARGET Day means any day on which the Trans European Automated Real Time Gross Settlement Express Transfer payment system (TARGET) is open for the settlement of payments in Euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to the Lender in any way relating to a Tax Deduction or under any indemnity given by such Obligor in respect of Tax under any Finance Document.

Term-out Conditions means each of the following:

(a)

all Security Documents, save for any which are Conditions Subsequent and to which any period for satisfaction (whether originally applicable or extended in accordance with Schedule 1 Part 2 (Conditions Subsequent)) applies, being in full force and effect;

(b)	the Borrower having:

(i)

provided to the Lender an updated extract from the Real Estate Register showing that the registration of the Mortgage is current and that no further liens and mortgages ranking in priority to it have been registered; or

(ii)	if the Mortgage has not been registered, the Borrower demonstrating to the Lender’s satisfaction that it is using reasonable efforts to procure such registration;

(c)	no Event of Default being continuing;

(d)	a Term-out Notice (together with an Amortisation Schedule agreed between the Borrower and the Lender) having been served under Clause 4.4.1 (Term-out option and Amortisation);

(e)

if the Term-out Notice stipulates that interest is to be calculated on a Floating Rate Basis, a Hedging Agreement in form and substance satisfactory to ensure that the Borrower can meet the various ICR tests in this Agreement; and

(f)	a security assignment granted by the Borrower in favour of the Lender in respect of the Borrower’s rights under any Hedging Agreement.

Term-out Date means the later of the Proposed Term-out Date and the date on which the Lender confirms that the Term-out Conditions have been satisfied pursuant to Clause 4.4.2 (Term-out option and authorisation).

Term-out Notice means the notice to term-out the revolving loans substantially in the form in Schedule 5 (Form of Term-out Notice).

Termination of Subordination Agreement means the agreement dated on or around the date hereof made between the Lender, SHC Europe, GPHS, the Borrower and SHC DTRS in respect of the termination of certain subordination agreements referred to therein.

Terrorism Insurance Security Assignment means the security assignment over the proceeds of all insurance policies entered into by the Lessee and the Owner, insuring the Buildings and FF&E in respect of acts of terrorism, granted by the Lessee and the Owner in favour of the Lender under an agreement on security assignment of insurance proceeds to be made between the Lender as assignee and the Lessee and the Owner as assignors.

Test Date means each Quarter Date.

Trademark Pledge means a first priority pledge over trademarks owned by the Lessee granted by the Lessee in favour of the Lender under an agreement on pledge of trademarks between the Lender as pledgee and Lessee as pledgor dated on or around the date of this Agreement.

Transaction Document means:

(a)	a Finance Document;

(b)	any new Lease Document;

(c)	each Material Contract;

(d)	any SDNA or

(e)	any other document designated as such by the Lender and the Borrower.

Transfer Certificate means a certificate, substantially in the form of Schedule 4 (Form of Transfer Certificate), with such amendments as the Lender may approve or require or any other form agreed between the Lender and the Borrower.

TRS means SHC Prague TRS, a.s., a joint stock company incorporated under the laws of the Czech Republic, Identification Number 271 12 390, with its registered seat in Prague 1, Platnéřská 191/4, Postal Code 110 00, the Czech Republic, registered in the Commercial Register maintained by the Municipal Court in Prague, Section B, Insertion 9078.

TRS Accounts means the CZK, EUR and USD bank accounts opened and held by TRS with the Accounts Administrator having account number 1027036.

TRS Share Pledge means the pledge over approximately 99,54% of shares in TRS granted by the Borrower in favour of the Lender under agreement on pledge of shares in TRS between the Lender as pledgee and Borrower as pledgor dated on or around the date of this Agreement.

Turnover has the meaning given to that term in the Uniform System.

Ultimate Parent means Strategic Hotels & Resorts, Inc. a corporation incorporated under the laws of the Maryland which is a real estate investment trust with its principal place of business at 200 West Madison Street, Suite 1700, Chicago, Illinois, U.S.A.

Uniform System means the Uniform System of Accounts for the Lodging Industry (Tenth (10th) Edition).

Unsubordinated Financial Indebtedness means all Financial Indebtedness listed in Schedule 8 (Unsubordinated Financial Indebtedness) and, in respect of the loan number 3 referred to in that Schedule, any refinancing thereof.

Utilisation Date means the date on which a Loan is borrowed by the Borrower.

Valuation means, at any time after the Initial Valuation the then most recent Valuation to determine Open Market Value by the Valuer, prepared in accordance with the Lender’s instructions and addressed to the Lender.

Valuer means Jones Lang LaSalle or any other surveyor or valuer appointed by the Borrower and agreed to by the Lender (acting reasonably).

Working Capital has, whilst the Initial HMA is in effect, the meaning given to that term in the Initial HMA, and thereafter has the meaning given to that term in any Permitted Replacement HMA.

1.2	Construction

1.2.1.	In this Agreement, unless the contrary intention appears, a reference to:

(a)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(b)	assets includes any present and future properties, revenues and rights of every description;

(c)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(d)

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money including, without limitation, under any derivative transaction or any other transaction which has the commercial effect of a borrowing;

(e)

know your customer requirements are the identification checks that the Lender requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer including (but not limited to) the requirements of the German “Gesetz über das Kredit wesen” Section 18;

(f)

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(g)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation which is binding upon the relevant Obligor;

(h)	a Default or Event of Default being outstanding means that it has not been remedied or waived in writing by the Lender;

(i)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(j)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(k)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(l)	a Finance Document or another document is a reference to that Finance Document or other document as amended;

(m)	a document being in an agreed form means that the form and content of the document have been approved by the Lender and the Borrower;

(n)

a report, opinion or other document being appropriately addressed means such report, opinion or other document is addressed in the manner required by the Lender and notified to the Borrower before the date of this Agreement;

(o)	a time of day is a reference to Berlin time;

(p)	reference to the singular shall include the plural and vice versa; and

(q)	a reference to the date of this Agreement and any similar phrase means 20 February 2007.

1.2.2.

Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of any Finance Document.

1.2.3.	Unless the contrary intention appears:

(a)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(b)

any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under the Finance Documents.

1.2.4.	The headings in this Agreement do not affect its interpretation.

1.2.5.

Where the consent, permission or approval (“Consent”) of an Obligor is required under any Material Contract and under the terms of the relevant agreement such Obligor is not entitled to unreasonably withhold or delay its consent, and where the consent of the Lender is also required under the Finance Documents before the Obligor granting its consent, then the Lender shall not unreasonably withhold or delay its consent, provided that the Borrower has provided the Lender with all documents and information reasonably requested by the Lender in sufficient time to enable the Lender to reach a considered decision.

2.	FACILITY AND PURPOSE

Subject to the terms of this Agreement, the Lender makes available to the Borrower a 547-day revolving loan facility in an aggregate amount equal to the Commitment. Amounts borrowed under this Agreement may only be used:

2.1.1.	firstly, for repaying monies owing under the Existing Facility Agreement;

2.1.2.	secondly, for paying fees and expenses incurred in connection with such repayment;

2.1.3.	thirdly, for making a Permitted Loan; and

2.1.4.	fourthly, for making distributions to shareholders.

3.	CONDITIONS PRECEDENT AND UTILISATION

3.1	Documentary conditions precedent

3.1.1.

The Lender shall have no obligation to make a Loan unless and until it has notified the Borrower that it has received all of the documents and evidence set out in Part 1 of Schedule 1 (Conditions precedent documents) in form and substance satisfactory to it. The Lender must give this notification to the Borrower promptly upon being so satisfied.

3.1.2.

If the Loan specified in a Request has not been utilised within twenty (20) Business Days of the date of receipt of the Request, or such longer period as the Lender may confirm in writing, then the Request will lapse.

3.2	Conditions subsequent

The Borrower covenants to provide within the periods specified in Part 2 of Schedule 1 (as the same may be extended in accordance with that Schedule) each of the Conditions Subsequent in a form and substance satisfactory to the Lender.

3.3	Number of Loans

The Borrower may not deliver a Request if as a result of the proposed Loan three or more Loans would be outstanding.

3.4	Giving of Requests

3.4.1.	The Borrower may borrow a Loan during the Availability Period by giving to the Lender a duly completed Request. A Request is irrevocable.

3.4.2.	Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Request is 12.00 p.m. five Business Days before the Utilisation Date.

3.5	Completion of Request

3.5.1.	A Request will not be regarded as having been duly completed unless:

(a)	the Utilisation Date is a Business Day falling within the Availability Period;

(b)	the amount of the Loan requested does not exceed the Commitment available on the proposed Utilisation Date;

(c)	the payment instructions are specified;

(d)	the previous Request submitted was made at least one month prior to the date of such Request; and

(e)	the amount of the Loan requested is in a minimum amount of €500,000 and an integral multiple of €100,000.

3.6	Further conditions precedent

The obligations of the Lender to make a Loan are subject to the further conditions precedent that on both the date of a Request and the Utilisation Date:

3.6.1.	the Repeating Representations are correct in all material respects; and

3.6.2.

no Default (or, in the case of a Loan that is deemed to be repaid and redrawn on a Roll-over Date in accordance with Clause 4.2 (Roll-over Notice), Event of Default) is outstanding or would result from the making of the Loan.

3.7	Advance of the Loan; Prepayment of Existing Facility

3.7.1.	Subject to the terms of this Agreement, the Lender shall make the Loan available to the Borrower on each Utilisation Date.

3.7.2.

The Lender, the Existing Lender and the Borrower agree that all monies required to be repaid under the Existing Facility as a result of the service of the Prepayment Notice (including, for the avoidance of doubt, all interest, fees and other costs payable in respect thereof and comprehensively described in the Prepayment Notice) shall be offset against the first Loan as of the Utilisation Day of the first Loan.

3.7.3.

The first Loan made under this Agreement shall be advanced to the Borrower net of monies described in Subsection 3.7.2. As a result of the offset the Borrower shall be released from all of its obligations under the Existing Facility Agreement, which agreement the Borrower and the Existing Lender agree shall automatically terminate at that time.

3.7.4.

The Existing Lender acknowledges and agrees that the execution by the Obligors and other parties of this Agreement and each Finance Document referred to herein shall, notwithstanding any provision to the contrary in the Existing Facility Agreement and any document entered into pursuant thereto or in connection therewith, not constitute a breach thereof, an Existing Facility Event of Default or an Event of Default.

4.	REPAYMENT

4.1	Revolving Loans

Each Loan shall be repaid on the Roll-over Date relating to such Loan and then, shall subject to the terms of this Agreement, be available for further utilisation.

4.2	Roll-over

If on a Roll-Over Date no notice of an intention to make a voluntary pre-payment has been served in accordance with Clause 5.3.1 (Voluntary Pre-payment) subject to compliance with the conditions set out in Clause 3.6 (Further Conditions Precedent), the Loans shall be deemed to have been repaid and redrawn on that Roll-over Date for an Interest Period of one month.

4.3	Repayment

The Borrower must repay the outstanding amount of the Loans, together with all other amounts outstanding under the Finance Documents, in full to the Lender on the Final Maturity Date.

4.4	Term-out option and amortisation

4.4.1.

On or before the day falling 532 days from and including the date of the first Utilisation Date the Borrower may, subject to Clause 4.4.2 below, serve a Term-out Notice in respect of the whole or part of the Loans. Such notice shall specify that the whole, or an amount of, the Loans are to be termed out and the Proposed Term-out Date. The Parties confirm that the Term-out Notice was served by the Borrower on 14 August 2008 pursuant to which the Loans have been termed-out. From the Term-out Date the Final Maturity Date in respect of the amount of the Loans termed-out shall be the date falling five years after the first Utilisation Date (the “Initial Term”) and further from the Extension Date, the Final Maturity Date in respect of the amount of the Loans termed-out shall be the date falling eight years after the first Utilisation Date and if such date is not a Business Day, it shall be the preceding Business Day.

4.4.2.	The Lender shall promptly notify the Borrower upon satisfaction of the Term-out Conditions.

4.4.3.

Any Loans not termed-out under Clause 4.4.1 above, and in relation to which the Term-out Date has not occurred by the Initial Maturity Date, shall be repaid in full, together with all other outstanding amounts relating to such Loans, to the Lender on the Initial Maturity Date.

4.4.4.

Any Loans that are termed-out under Clauses 4.4.1 above shall thereafter be repaid on the dates and in the amounts specified in the Amortisation Schedule, except that on and from the Standstill Date until the end of the Initial Term, the Amortisation Schedule shall be dis-applied and the Borrower will not be required to make any amortising payments during such period.

4.4.5.

From the Extension Date the Loans termed-out pursuant to Clause 4.4.1 above shall be amortised in accordance with an amortisation schedule to be agreed between the Borrower and the Lender in writing, not later than 5 Business Days prior to the end of the Initial Term based on an amortisation of the Initial Loan Amount at 3% per annum.

4.4.6.

On or before the Extension Date the Borrower must enter into a Hedging Agreement in a form and substance satisfactory to the Lender (acting reasonably) to ensure that the Borrower can meet the various ICR and DSCR tests under this Agreement during the Extension Term.

4.4.7.

Notwithstanding anything to the contrary herein, if any amount of the Commitment has not been drawn as at the date of the Term-out Notice, the Borrower may specify in such notice that it wishes to draw down a Loan in an amount equal to undrawn amount of the Commitment, which Loan shall, subject to the provisions of Clause 3 (Conditions Precedent and Utilisation), be made by the Lender on the Term-out Date.

5.	PREPAYMENT AND CANCELLATION

5.1	Mandatory prepayment — illegality

5.1.1.

The Lender must notify the Borrower promptly if it becomes aware that it is unlawful in England, the Lender’s jurisdiction of incorporation, the Czech Republic or any other relevant jurisdiction for the Lender to perform any of its obligations under a Finance Document or to fund or maintain the Loan.

5.1.2.	After notification under Clause 5.1.1 above:

(a)	the Borrower must repay or prepay the Loan on the date specified in Clause 5.1.3 below; and

(b)	the Commitment will be immediately cancelled.

5.1.3.	The date for repayment or prepayment of the Loan will be:

(a)	the next Interest Payment Date; or

(b)	if earlier, the date specified by the Lender in the notification under Clause 5.1.1 above, which must not be earlier than the last day of any applicable grace period allowed by law.

5.2	Mandatory prepayment — other

5.2.1.

For the purposes of this Clause a change of control occurs if any person or persons (other than the Ultimate Parent or any of its Subsidiaries) acting in concert acquires more than 50% of the ordinary share capital of any Obligor other than as a result of a Permitted Reorganisation or as otherwise agreed to by the Lender.

PROVIDED ALWAYS THAT a Permitted Transfer shall not constitute a change of control for the purposes of this Clause 5.2;

acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal);

control means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise; and

Permitted	Transfer means:

(a)

any direct or indirect transfer, contribution, assignment or conveyance of the entire share capital of the Parent or of any ultimate or intermediate holding company of the Parent provided that the ultimate control of the Parent remains vested in the Ultimate Parent or any of its direct or indirect Subsidiaries following any such transfer, contribution, assignment or conveyance;

(b)

any direct or indirect transfer, contribution, assignment or conveyance of the issued share capital of the Borrower to a partnership, joint venture or similar structure (the “New Owner”) so long as the Ultimate Parent or any of its Subsidiaries retains, directly or indirectly, (A) at least a 15% interest in the New Owner following any such transfer, contribution, assignment or conveyance; (B) the Parent or any of its Subsidiaries shall continue to provide services to such structure in respect of the management and operation of its assets; and (C) the New Owner grants a Security Interest in favour of the Lender on substantially the same terms as the Borrower Share Pledge over the issued share capital of the Borrower.

Provided that prior to any such transfer as contemplated in sub-clauses 5.2.1(a) to 5.2.1(b) above, the Borrower delivers to the Lender:

(i)	full details of the owners and controllers of any proposed transferee to satisfy all reasonable “know your customer” requirements of the Lender; and

(ii)

evidence demonstrating to the Lender’s reasonable satisfaction that the proposed transferee is or its owners or controllers are of good repute and standing in English and/or international real estate market.

5.2.2.	The Borrower must promptly notify the Lender if it becomes aware of any change of control.

5.2.3.	If a change of control or Prepayment Event occurs, the Lender may, by notice to the Borrower:

(i)	cancel the Commitment; and

(ii)	in the case of a:

(A) change of control or a Prepayment Event falling under paragraph (b) of the definition of that term only, declare the Loan, together with accrued interest and all other amounts outstanding under the Finance Documents, to be due and payable on the day falling ten (10) Business Days after that change of control or Prepayment Event; or

(B) Prepayment Event falling under paragraph (a) of the definition of that term only, declare the Loan, together with accrued interest and all other amounts outstanding under the Finance Documents, to be due and payable on the earlier of the next Interest Payment Date or on the last day of any other applicable grace period allowed by law.

Any such notice will take effect in accordance with its terms.

5.3	Voluntary prepayment

5.3.1.

The Borrower may, by giving not less than 5 (five) Business Days’ prior notice to the Lender, prepay the Loan in whole or in part (but, if in part, in a minimum amount, and an integral multiple of, €5,000,000).

5.3.2.	Prior to the Term-out Date only;

(a)	the Borrower may not make more than three prepayments;

(b)	amounts prepaid shall not result in a corresponding cancellation of the Commitment and may be redrawn in accordance with Clause 3.5 (Completion of a Request).

5.3.3.	After the Term-out Date:

(a)	no amount of the Loan prepaid may subsequently be re-borrowed; and

(b)	the amount prepaid shall be applied to reduce the balance of the Loan; and

(c)	the Commitment shall be automatically cancelled in an amount corresponding to any amount prepaid.

5.4	Prepayment to maintain a ratio

If a prepayment is made upon request of the Lender in order to maintain, or rectify any breach of the Loan to Value Ratio or the ICR, such prepayment must be made promptly following any request from the Lender but in any event within 10 days of receipt of the request from the Lender, in any amount required to maintain, or rectify any breach of, the applicable ratio and without any additional notice being given to the Lender.

5.5	Prepayment fees

No prepayment fees shall fall due in connection with any prepayment made under this Agreement.

5.6	Involuntary prepayment and cancellation

5.6.1.	If any Obligor is, or will be, required to pay to the Lender:

(a)	a Tax Payment; or

(b)	an Increased Cost,

the Borrower may, while the requirement continues, give notice to the Lender requesting prepayment of the Loan.

5.6.2.	After notification under Clause 5.6.1 above:

(a)	the Borrower must repay or prepay the Loan on the date specified in Clause 5.6.3 below; and

(b)	the Commitment will be immediately cancelled.

5.6.3.	The date for repayment or prepayment of the Loan will be:

(a)	the next Interest Payment Date; or

(b)	if earlier, the date specified by the Borrower in its notification.

5.7	Automatic cancellation

The undrawn Commitments will be automatically cancelled at the close of business on the last day of the Availability Period.

5.8	Miscellaneous provisions

5.8.1.

Any notice of prepayment and/or cancellation under this Agreement is irrevocable and shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

5.8.2.

All prepayments under this Agreement must be made with accrued interest on the amount prepaid and, if the prepayment is made on a day which is not an Interest Payment Date, Break Costs thereon. No premium or penalty is payable in respect of any prepayment or cancellation under this Agreement except for Break Costs.

5.8.3.	The Borrower may not re-borrow any part of any Loan which is prepaid save in accordance with Clause 5.3.2 (Voluntary Prepayment).

5.8.4.	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

5.8.5.	No amount of the Commitment cancelled under this Agreement may subsequently be reinstated.

5.9	Mitigation

If the Borrower is required to make a payment under Clause 5.1 (Mandatory Prepayment-illegality) then, without in any way limiting, reducing or otherwise qualifying the Borrower’s obligations:

5.9.1.

the Lender shall, following consultation with the Borrower and at the cost of the Borrower, endeavour to take such steps as the Lender considers reasonable and available to it (including transfer of its rights and obligations to an Affiliate or other Facility Office), to mitigate the effects of such circumstances, provided that the Lender shall not be under any obligation to do so if, in the opinion of the Lender (acting reasonably), such steps may have a material adverse effect on its business operations or financial condition; and

5.9.2.

the Borrower may (for so long as the circumstance giving rise to the payment continues) cancel the whole of the undrawn part of the Facility provided that on the next Interest Payment Date the Senior Liabilities are discharged in full.

6.	INTEREST

6.1	Calculation of interest

6.1.1.	The rate of interest on the Loan prior to the Term-out Date is the percentage rate per annum equal to the aggregate of the applicable:

(a)	Margin;

(b)	EURIBOR; and

(c)	Mandatory Cost.

6.1.2.	If a Term-out Notice is served, the rate of interest on the Loan after the Term-out Date shall be:

(a)	where the Borrower has elected in the Term-out Notice that interest is to be calculated on a Floating Rate Basis, calculated on the same basis as set out in Clause 6.1.1; or

(b)	where the Borrower has elected in the Term-out Notice that interest is to be calculated on a Fixed Rate Basis, the percentage rate per annum equal to the aggregate of the applicable:

(i)	Margin;

(ii)	the Swap Rate; and

(iii)	Mandatory Cost.

6.1.3.

In respect of the first Interest Period for any Loan which is less than one month, if no EURIBOR rate is available for the exact period from the Utilisation Date until the next Interest Payment Date, EURIBOR for such Interest Period shall be interpolated by reference to Screen Rates for that Interest Period in a manner consistent with standard market practice.

6.2	Payment of interest

6.2.1.	Except where it is provided to the contrary in this Agreement, the Borrower must pay to the Lender accrued interest on the Loan on each Interest Payment Date.

6.2.2.	Subject to Clause 6.3.3 below, the Borrower must pay to the Lender accrued interest on the Loan on each Interest Payment Date including from funds available to it in the Deposit Account.

6.2.3.

Notwithstanding Clause 6.3 below and only until the end of the Initial Term, if (i) the Borrower is unable to make a payment of accrued interest on the date due for its payment and (ii) all of the funds standing to the credit of the Borrower in the Deposit Account have been depleted then, but only up to a maximum amount equal to the Minimum Liquidity Reserve Amount, such accrued and payable but unpaid interest shall be capitalised and added to the principal of the Loan. For the avoidance of doubt, no amount of interest may be capitalised and added to principal after the Extension Date.

6.3	Interest on overdue amounts

6.3.1.

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 6.3.2 below, is two (2) per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any Interest accruing under these Clauses 6.3.1 to 6.3.3 shall be immediately payable by the applicable Obligor on demand by the Lender.

6.3.2.	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be two (2) per cent. higher than the rate which would have applied if the overdue amount had not become due.

6.3.3.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

6.3.4.	For the avoidance of doubt, this Clause 6.3 shall not apply to unpaid interest capitalised pursuant to Clause 6.2.3 above.

6.4	Insurance Default Interest

6.4.1.	If an Insurance Undertaking Default occurs, the Lender has a right to impose a default interest in the amount and manner set out in this Clause 6.4.

6.4.2.

The rate of Default interest shall be 2% per annum calculated on the amount of the Loan outstanding at the date of the occurrence of the relevant Insurance Undertaking Default (the “Insurance Default Interest”).

6.4.3.

Insurance Default Interest shall accrue from the day following the occurrence of the Insurance Undertaking Default and ending on the day on which the Insurance Undertaking Default is no longer continuing. The Insurance Default Interest shall be payable in arrears on each Interest Payment Date for the preceding interest period.

6.5	Notification of rates of interest

The Lender must promptly notify the Borrower of the determination of a rate of interest under this Agreement.

7.	INTEREST PERIODS

7.1	Length of Interest Periods

7.1.1.	Each Loan has successive Interest Periods.

7.1.2.	Each Interest Period for a Loan will start on its Utilisation Date or on the expiry of its preceding Interest Period and end on the next Interest Payment Date.

7.1.3.	An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

7.2	Consolidation

7.2.1.	Before the Term-out Date all Loans will be consolidated on each Interest Payment Date and subsequently treated as not more than two Loans.

7.2.2.	All Loans termed out under Clause 4.4 (Term-out option and amortisation) will be consolidated on the Term-out Date and subsequently treated as one Loan.

8.	MARKET DISRUPTION

8.1	Failure of a Reference Bank to supply a rate

If EURIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 11.00 a.m. on a Quotation Day, the applicable EURIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

8.2	Market disruption

8.2.1.

In this Agreement a market disruption event occurs if EURIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate to determine EURIBOR for Euro and the relevant Interest Period by 11.00 a.m. on the Quotation Day.

8.2.2.	The Lender must promptly notify the Borrower of a market disruption event.

8.2.3.	After notification under Clause 8.2.2 above, the rate of interest on the affected Loan for the relevant Interest Period will be the aggregate of the applicable:

(a)	Margin;

(b)	rate which expresses as a percentage rate per annum the cost to the Lender of funding the Loan from whatever source it may reasonably select; and

(c)	Mandatory Cost.

8.3	Alternative basis of interest or funding

If a market disruption event occurs and the Lender or the Borrower so requires, the Borrower and the Lender must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

9.	TAXES

9.1	Tax gross-up

9.1.1.

The Borrower shall make, and shall procure that each other Obligor makes, all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

9.1.2.	If:

(a)	the Lender is not, or ceases to be, a Qualifying Lender; or

(b)	the Borrower or the Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

  it must promptly notify the Borrower or the Lender (as appropriate).

9.1.3.

Except as provided below, if a Tax Deduction is required by law to be made by the Borrower or any other Obligor or the Lender, the Borrower shall or, as the case may be, shall procure that the relevant Obligor will, increase the amount of the payment due from the Borrower or any such Obligor to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

9.1.4.

Except as provided below, an Obligor is not required to make an increased payment under Clause 9.1.3 above for a Tax Deduction to the Lender if the Lender is not, or has ceased to be, a Qualifying Lender in excess of the amount that such Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender.

9.1.5.

Clause 9.1.4 above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became the Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

9.1.6.

An Obligor is not required to make an increased payment to the Lender under Clause 9.1.3 above for a Tax Deduction if the Obligor is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under Clause 9.1.9 below.

9.1.7.

If the Borrower or any other Obligor is required to make a Tax Deduction, the Borrower must or, as the case may be, must procure that such Obligor will, make the minimum Tax Deduction required by law and make any payment required in connection with that Tax Deduction within the time allowed by law.

9.1.8.

Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Borrower must or, as the case may be, must procure that the relevant company will, deliver to the Lender evidence satisfactory to the Lender (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

9.1.9.	The Lender must co-operate with the Borrower in completing any procedural formalities necessary for each Obligor to obtain authorisation to make that payment without a Tax Deduction.

9.2	Tax indemnity

9.2.1.

Except as provided below, the Borrower must indemnify the Lender against any loss or liability which the Lender (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by it or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

9.2.2.	Clause 9.2.1 above does not apply to:

(a)	any Tax assessed on the Lender under the laws of the jurisdiction in which:

(i)	the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender has a Facility Office and is treated as resident for tax purposes; or

(ii)	the Lender’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by the Lender. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Lender, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose;

(b)

the extent a loss, liability or cost is compensated for by an increased payment under Clause 9.1.3 (Tax gross-up) or would have been compensated for by an increased payment under Clause 9.1.3 but was not so compensated solely because one of the exclusions in Clauses 9.1.4 or 9.1.6 applied.

9.2.3	If the Lender makes, or intends to make, a claim under Clause 9.2.1 above, it must promptly notify the Borrower of the event which will give, or has given, rise to the claim.

9.3	Tax Credit

If the Borrower makes a Tax Payment and the Lender (in its absolute discretion) determines that:

9.3.1.	a Tax Credit is attributable to that Tax Payment; and

9.3.2.	it has used and retained that Tax Credit,

the Lender must pay an amount to the Borrower which the Lender determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Borrower.

9.4	Stamp taxes

The Borrower must pay and indemnify the Lender against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.

9.5	Value added taxes

9.5.1.

Any amount (including costs and expenses) payable under a Finance Document by the Borrower is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Borrower must pay to the Lender (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

9.5.2.

Where a Finance Document requires any Party to reimburse the Lender for any costs or expenses, that Party must also at the same time pay and indemnify the Lender against all value added tax or any other Tax of a similar nature incurred by the Lender in respect of those costs or expenses but only to the extent that the Lender (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

9.6	Conduct of business by the Lender

No term of this Agreement will:

9.6.1.	interfere with the right of the Lender to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

9.6.2.	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

9.6.3.	oblige the Lender to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

10.	INCREASED COSTS

10.1	Increased Costs

Except as provided below in this Clause, the Borrower shall within 5 Business Days of demand pay to the Lender the amount of any Increased Cost incurred by the Lender as a result of:

10.1.1.	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

10.1.2.	compliance with any law or regulation made after the date of this Agreement,

which is incurred or suffered by the Lender to the extent that it is attributable to the Lender having entered into its Commitment or funding or performing its obligations under any Finance Document.

10.2	Exceptions

The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

10.2.1.	compensated for by payment of Mandatory Costs;

10.2.2.	compensated for under another Clause or would have been but for an exception to that Clause;

10.2.3.	arises from a tax on the overall net income, profit or gain of the Lender or the Lender and/or its Affiliate;

10.2.4.	attributable to the Lender wilfully failing to comply with any law or regulation or the terms of any of the Finance Documents; or

10.2.5.

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government regulator, the Lender or any of its Affiliates).

10.3	Claims

If the Lender intends to make a claim for an Increased Cost, it must notify the Borrower promptly of the circumstances giving rise to, and the amount of, the claim and shall provide the Borrower with a certificate confirming the amount of the Increased Costs and showing how such Increased Cost is calculated.

11.	PAYMENTS

11.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a party under the Finance Documents must be made to the Lender to its account at such office or bank in Germany as it may notify to the parties for this purpose by not less than ten (10) Business Days’ prior notice.

11.2	Funds

Payments under the Finance Documents to the Lender must be made for value on the due date at such times and in such funds as is customary at the time for the settlement of transactions in that currency in the place for payment.

11.3	Distribution

The Lender may apply any amount received by it for the Borrower in or towards payment of any amount due from the Borrower under the Finance Documents.

11.4	Currency

Save for payments to be made in CZK in relation to establishment, registration, perfection and/or enforcement of Security under Security Documents, all amounts payable under the Finance Documents are payable in Euro.

11.5	Business Days

11.5.1.

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

11.5.2.	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

11.6	Partial payments

11.6.1.

If the Lender receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender must apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender payable by the Borrower under the Finance Documents;

(b)	second, in or towards payment of any accrued interest or fee due but unpaid under this Agreement and any amount due from the Borrower under any Hedging Agreement;

(c)	third, in or towards payment of any principal amount due but unpaid under this Agreement; and

(d)	fourth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

11.6.2.	This Subclause will override any appropriation made by the Borrower.

11.7	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within five Business Days of demand by the Lender.

12.	BANK ACCOUNTS

12.1	Obligations with regard to accounts

The Borrower must ensure that:

12.1.1.

the Accounts Administrator regularly sends to the Lender on or before the fifteenth day falling after each Quarter Date copies of all bank statements of the Specified Accounts and within 10 Business Days following a request from the Lender, TRS shall send to the Lender a bank statement (for a period of last 12 months) in respect of bank account No. 432308100277/0100 held by Komercni Banka a.s.;

12.1.2.	the following transfers are made:

(a)

unless a Permitted Letter of Credit which is in form and substance satisfactory to the Lender and the use of which the Lender has consented to prior to its issue (neither consent to be unreasonably withheld or delayed) is in effect, at such times and in such manner as required under the Hotel Management Agreement, a transfer of an amount equal to the Maintenance Reserve Amount to the FF&E Account;

(b)

at such times and in such manner as required under the Hotel Management Agreement, a transfer to the Lessee Corporate Account of the amount standing to the credit of the Main Operating Account less any amounts entitled to be retained by the Hotel Manager for Working Capital pursuant to the Hotel Management Agreement;

(c)	prior to each Interest Payment Date, a transfer of an amount equal to the aggregate of all amounts due to be paid by the Borrower on such Interest Payment Date to the Czech Revenue Account; and

(d)

promptly upon completion of any Permitted Reorganisation, a transfer to the Czech Revenue Account of an amount equal to such amounts as are available to be paid to the Borrower from the proceeds of such Permitted Reorganisation;

(e)	on the Extension Date, a transfer from the Deposit Account to, or at the direction of, the Lender of an amount equal to the Extension Fee.

12.1.3.

the Obligors maintain the Specified Accounts, except for the GPHS Accounts, TRS Accounts and General Owner Account which will be closed immediately after the Permitted Second Merger Date, however in any case not later than five (5) Business Days from the Permitted Second Merger Date. In the period from the Permitted Second Merger Date to the date of closing of the GPHS Accounts, TRS Accounts and General Owner Account (being confirmed in writing by the Accounts Administrator), TRS will not transfer any payments to any of the GPHS Accounts, TRS Accounts or

General Owner Account. Should the balance of any of the GPHS Accounts, TRS Accounts or General Owner Account be positive as at the date of closing of such account, TRS undertakes to transfer any monies from all of these accounts to the Pledged Accounts. TRS shall provide the Lender with a written confirmation of the Account Administrator evidencing that all of the GPHS Accounts, TRS Accounts and General Owner Account have been closed and all monies from those accounts have been transferred to the credit of the Pledged Accounts; and

12.1.4.	no Obligor, without the prior consent of the Lender, maintains any other bank account other than the Specified Accounts except for the Permitted Bank Accounts.

12.2	Withdrawal from Specified Accounts

12.2.1.	The Borrower may only make, or permit the Hotel Manager to make, the following withdrawals from the Specified Accounts:

(a)

at any time, withdrawals from the Main Operating Account to make a payment of any amount (including any fees) due from the Borrower, or to be provided or made available by the Borrower to the Hotel Manager, pursuant to the Hotel Management Agreement;

(b)

until the Standstill Date, provided that the amount standing to the credit of the Lessee Corporate Account is sufficient so that on the next Interest Payment Date following the proposed withdrawal the Borrower could meet its payment obligations under this Agreement, withdrawals from the Lessee Corporate Account to satisfy any obligations of the Lessee in respect of:

(i)	taxes falling due in the Czech Republic;

(ii)	any Corporate Expenses incurred by the Lessee;

(c)

from the Standstill Date, notwithstanding whether the amount standing to the credit of the Lessee Corporate Account is sufficient so that on the next Interest Payment Date following the proposed withdrawal the Borrower could meet its payment obligations under this Agreement, withdrawals from the Lessee Corporate Account shall always be permitted to satisfy any obligations of the Lessee in respect of:

(i)	taxes falling due in the Czech Republic;

(ii)	any Corporate Expenses incurred by the Lessee; and

(iii)	subject to Clauses 12.2.2 and 12.2.3 below, any fees due to be paid by the Lessee under the Asset Management Agreement.

(d)	until the Standstill Date, provided that the Interest Payment Date falling immediately after the most recent of the transfers referred to in Clause 12.1.2(b) above has occurred, an amount equal to any fees due to be paid by the Lessee under the Asset Management Agreement;

(e)	at any time, withdrawals from the Czech Revenue Account to be credited to the Dutch Revenue Account for the purposes of making a Permitted Distribution provided that:

(i)	if the proposed withdrawal is to occur within 45 days from and including the date of the most recent Compliance Certificate, no Event of Default is outstanding; or

(ii)	if the proposed withdrawal is to occur more than 45 days after the date of the most recent Compliance Certificate, the Borrower supplies the Lender with a Compliance Certificate,

and that no such withdrawal may be made until the earlier of the Lender confirming that the information in the Compliance Certificate is satisfactory or the date falling 5 days after the date of any Compliance Certificate;

(e)	withdrawals from the GPHS Accounts, TRS Accounts and General Owner Account made under Clause 12.1.3 above.

12.2.2.

From the Standstill Date, the Borrower may only make, or permit the Hotel Manager to make, payments of 50% of the amount of the fees otherwise due to be paid by the Lessee under the Asset Management Agreement, until such time as a DSCR of 120% has been achieved on two consecutive DSCR Test Dates at which time the then accrued unpaid portion of such fees may be remitted.

12.2.3.

If at any time after the condition set forth in Clause 12.2.2 has been achieved the DSCR on any relevant Test Date again falls below 120%, the Borrower shall be again obliged to only make, or permit the Hotel Manager to make, payments of 50% of the amount of the fees otherwise due to be paid by the Lessee under the Asset Management Agreement until such time as a DSCR of 120% has again been achieved on two consecutive DSCR Test Dates at which time the then further accrued and unpaid portion of such fees may be remitted.

12.3	Miscellaneous Accounts provisions

12.3.1.	The Borrower must ensure that no Specified Account exceeds any applicable overdraft limit.

12.3.2.

Any amount received or recovered by the Obligors otherwise than by credit to a Specified Account must be held subject to the security created by the Finance Documents and immediately be paid to the relevant Specified Account or to the Lender in accordance with Finance Documents in the same funds as received or recovered.

12.3.3.	On each Interest Payment Date the amount standing to the credit of the Czech Revenue Account, shall be applied or retained in the following manner and order:

(a)	first, in or towards payment of, or retention for, any fees or expenses then due and payable to the Lender pursuant to the Finance Documents;

(b)	secondly, in or towards payment of, or retention for, any interest then due and payable under this Agreement and any amount due from the Borrower under any Hedging Agreement;

(c)	thirdly, in or towards payment of, or retention for, any principal amount then due and payable under this Agreement;

(d)	fourthly in payment of any prepayment then due under Clauses 16.9.6 (Loan to Value Ratio) and/or 16.10.1 (Interest Cover);

(e)	fifthly transferred to the Deposit Account pursuant to Clause 16.10.2 (Interest Cover) (if applicable);

(f)	sixthly, in or towards payment of any other amounts then due and payable under any Finance Document;

(g)	seventhly, any surplus shall be treated in accordance with Clause 12.3.4.

12.3.4.	Any surplus amount standing to the credit of the Czech Revenue Account after the application of the waterfall in accordance with Clause 12.3.3 shall be applied as follows:

(a)

prior to the Term-out Date, provided that no Event of Default is outstanding and five days have elapsed since the date of the most recent Compliance Certificate or (if earlier) the Lender has confirmed that the information therein is satisfactory, the surplus amount shall be immediately transferred to the Dutch Revenue Account;

(b)	after the Term-out Date but prior to the Standstill Date:

(i)	if:

(A)	the relevant Interest Payment Date occurs within 45 days from and including the date of the most recent Compliance Certificate;

(B)	five days have elapsed since the date of the most recent Compliance Certificate or (if earlier) the Lender has confirmed that the information therein is satisfactory; and

(C)	no Event of Default is outstanding,

the	surplus amount shall be immediately transferred to the Dutch Revenue Account; or

(ii)

if the relevant Interest Payment Date occurs more than 45 days after the date of the most recent Compliance Certificate, then the Borrower shall provide a Compliance Certificate on the relevant Interest Payment Date and, provided no Event of Default is outstanding, the surplus amount shall be transferred to the Dutch Revenue Account on the first to occur of the date on which the Lender confirms that the information set out in the Compliance Certificate is satisfactory or the date falling 5 days after the date of such Compliance Certificate.

(c)	After the Standstill Date but prior to the Extension Date, to the standing of Deposit Account.

(d)	Subject to Clause 12.3.5 below, after the Extension Date and:

(i)	until:

(A)	the Deposit Account is replenished up to an amount equal to the Minimum Liquidity Reserve Amount;

(B)	all the then accrued but unpaid capitalised interest has been repaid;

(C)	all the then scheduled amortisation payments, pursuant to Clause 4.4.5 have been made; and

(D)	all of the Lenders’ then accrued fees, costs and expenses have been paid,

to the standing of the Deposit Account;

(ii)	at all times thereafter but until a DSCR of 120% has been achieved on two consecutive DSCR Test Dates, evenly between the Borrower and prepayment of the Loan;

(iii)

at all times after a DSCR of 120% has been achieved on two consecutive DSCR Test Dates, for the account of the Borrower without any requirement for a Minimum Liquidity Reserve Amount to be maintained. For the avoidance of doubt, at any time a DSCR of 120% has been achieved on two consecutive DSCR Test Dates, amounts standing to the credit of the Deposit Amount that represented the Minimum Liquidity Reserve Amount shall be released and be for the account of the Borrower.

12.3.5.	If at any time after the condition set forth in Clause 12.3.4 (d) (iii) has been achieved:

(a)

the DSCR on any relevant Test Date again falls below 120%, all surplus amounts from time to time standing to the credit of the Czech Revenue Account after the application of the waterfall in accordance with Clause 12.3.3, shall be applied to the standing of the Deposit Account until the Minimum Liquidity Reserve Amount is achieved, which shall be automatically blocked save for any application of such blocked cash proceeds of the Deposit Account by and at the sole discretion of the Lender, to any shortfalls (if any) in scheduled payments of principal or interest or of any of the Lender’s fees, costs and expenses.

(b)

the Deposit Account shall be unblocked at such time as a DSCR of 120% has again been achieved on two consecutive DSCR Test Dates, at which time any surplus amounts shall again be applied in the manner set forth in Clause 12.3.4(d) (iii) above.

12.3.6.	The Lender is not responsible nor liable to the Obligors (other than in respect of gross negligence or wilful default) for:

(a)	any non-payment of any liability of the Obligors which could be paid out of moneys standing to the credit of a Specified Account; or

(b)	any withdrawal wrongly made, if made in good faith.

12.3.7.	The Obligors must, within five Business Days of any reasonable request by the Lender, supply the Lender with the following information in relation to any payment received in any Specified Account:

(a)	the date of payment or receipt;

(b)	the payer; and

(c)	the purpose of the payment or receipt.

13.	REPRESENTATIONS

13.1	Representations

The representations set out in this Clause are made by the Borrower to the Lender.

13.2	Status

The Borrower is a private limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of original incorporation has the power to own its assets and carry on its business as it is being conducted.

13.3	Powers and authority

The Borrower has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

13.4	Legal validity

Subject to the Reservations, the obligations expressed to be assumed by each Obligor under each Finance Document to which it is a party are legally binding, valid and enforceable obligation.

13.5	Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not conflict with:

13.5.1.	any law or regulation applicable to it;

13.5.2.	its constitutional documents;

13.5.3.	any document which is binding upon it or any of its assets (other than the Existing Facility Agreement and security and finance documents relating to it),

or require any Obligor to create any Security Interest over all or any of its assets other than in favour of Aareal Bank AG.

13.6	No default

13.6.1.	No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

13.6.2.	no other event is outstanding which constitutes a default under any document which is binding on any Obligor or any of its assets to an extent or in a manner which has a Material Adverse Effect.

13.7	Authorisations

Except for de-registrations of pledges and mortgages in respect of the Existing Facility Agreement and registrations (and authorisations necessary for such registrations) of the Mortgage, the Trademark Pledge, the FF&E Pledge and the Share Pledges (until obtained in accordance with the relevant Security Document), all material Authorisations required by it and each Obligor:

(i)	in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents; or

(ii)

necessary to conduct its business as it is presently conducted have been obtained or effected (as appropriate) and are in full force and effect, and if not in full force and effect, this could not reasonably be expected to have a Material Adverse Effect.

13.8	Financial statements

Each Obligor’s financial statements most recently delivered to the Lender:

13.8.1.	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

13.8.2.	fairly represent its financial condition as at the date to which they were drawn up.

13.9	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which (if adversely determined) have or are reasonably likely to have a Material Adverse Effect.

13.10	Information

13.10.1.

All information supplied by any Obligor or on their behalf to the Lender in connection with the Transaction Documents was in all material respects true and accurate as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

13.10.2.

Any financial projections contained in the information referred to in Clause 13.10.1 above have been prepared as at their date, on the basis of recent historical information and assumptions believed by it to be fair and reasonable;

13.10.3.

As at the date the information referred to in Clause 13.10.1 above was stated to be given it had not omitted to supply any information which, if disclosed, would make any other information referred to in Clause 13.10.1 above untrue or misleading in any material respect; and

13.10.4.

As at the date of this Agreement and the first Utilisation Date, nothing has occurred since the date information referred to in Clause 13.10.1 above was supplied which, if disclosed, would make that information untrue or misleading in any material respect.

13.11	Valuation

13.11.1.

All information supplied by any Obligor or on their behalf to the Valuer for the purposes of each Valuation was true and accurate as at its date or (if appropriate) as at the date (if any) at which it is stated to be given; and

13.11.2.

As at the date the information referred to in Clause 13.11.1 above was stated to be given it had not omitted to supply any information which, if disclosed, would materially adversely affect the Valuation.

13.12	Title to Property

13.12.1.	The Owner is the owner of the Property, free from Security Interests save for any Permitted Security, and:

(a)	all consents, licences and Authorisations required by it in connection with its ownership of the Property have been obtained or effected (as appropriate) and are in full force and effect;

(b)	no breach of any law or regulation (including in respect of any Tax) is outstanding which materially adversely affects or might materially adversely affect the value of the Property;

(c)	save for any Permitted Security (until released), there is no covenant, agreement, stipulation, reservation, condition, interest, right or other matter materially adversely affecting the Property;

(d)

nothing has arisen or has been created or is outstanding which would be an overriding interest, or an unregistered interest which overrides first registration or registered dispositions, over the Property;

(e)	no facility necessary for the enjoyment and use of the Property is enjoyed by the Property on terms entitling any person to terminate or curtail its use;

(f)

it has not received any notice of any adverse claim by any person in respect of the ownership of the Property or any interest in it, nor has any acknowledgement been given to any person in respect of the Property;

(g)

the Property is held by it free from rights in rem of any third party other than (i) the Mortgage (once established and perfected); (ii) the Permitted Security (until released), (iii) those arising by operation of law or permitted by Finance Documents or in writing by the Lender; and (iv) the Easements (once established); and

(h)

the Property has the benefit of all rights of way and the supply of material services necessary for the operation of the Business and no additional rights are necessary in order to permit the Owner and the Lessee to gain access to the Property or to comply in all material respects with fire regulations or any statutory requirement or maintain any Building.

13.12.2.	The Owner is duly registered as the owner of the Property in the Real Estate Register.

13.13	No other business

13.13.1.

No Obligor trades or carries on any business except for in connection with the Business and/or ownership, management, operating, (sub)letting, maintenance and development in respect of the Property or other real estate or ownership of Subsidiaries engaged in the foregoing.

13.13.2.

No Obligor is party to any material agreement other than the Transaction Documents and documents contemplated in or permitted by the Transaction Documents, agreements entered into the ordinary course of business at arm’s length on normal commercial terms and/or agreements with members of the group of companies to which the Borrower and Parent belong.

13.13.3.	No Obligor has any employees.

13.13.4.	It has not incurred any liabilities or undertaken any obligations other than those arising from the activities referred to in Clauses 13.13.1 and 13.13.2 above or under the Transaction Documents.

13.14	Ownership

As at the date of this Agreement:

13.14.1.	the entire issued share capital of the Borrower is legally and beneficially wholly owned and controlled by the Parent; and

13.14.2.	the ownership of the Obligors is as set out in the Group Structure Chart.

13.15	Ranking of Security

Subject to the Reservations:

(i)	the Security constitutes a Security Interest of the type intended and described in the relevant Security Document; and

(ii)

the payment obligations of each Obligor under the Finance Documents rank at least pari passu with the claims of all its other unsecured unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

13.16	Taxes on payments

All amounts payable by each Obligor under the Finance Documents may be made without any Tax Deduction.

13.17	Stamp duties

Except for court, administrative, notarial and registration fees payable in respect of the Security Documents and Notarial Record on Direct Enforceability and/or enforcement of any Finance Document, no stamp or registration duty or similar Tax or charge is payable in each Obligor’s jurisdiction of incorporation in respect of any Finance Document.

13.18	Immunity

13.18.1.

Each Obligor’s entry into the Finance Documents to which it is a party constitutes, and the exercise by it of its rights and performance of such Obligor’s obligations under each such Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

13.18.2.

Subject to the Reservations, no Obligor is entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

13.19	Jurisdiction/governing law

The:

(a)	agreement that this Agreement is governed by English law; and

(b)	agreement not to claim any immunity to which it or its assets may be entitled;

are legal, valid and binding under the laws of the jurisdiction of incorporation of the Borrower.

13.20	Insolvency

Save for the Permitted Reorganization, no Obligor has taken any formal corporate action nor have any other formal steps been taken or legal proceedings been started against it for its bankruptcy, liquidation, winding-up, dissolution, administration or reorganisation.

13.21	Material Contracts

13.21.1.	Each Material Contract is, in all material respects, in full force and effect.

13.21.2.	No Obligor is in breach of any of its obligations under the Material Contracts in a manner which has a Material Adverse Effect.

13.21.3.	It is not aware that any counterparty to a Material Contract is breach of any of its obligations under that Material Contract in a manner which has a Material Adverse Effect.

13.22	Personal Capacity

The Borrower and each Obligor is entering into this Agreement and the Security Documents to which it is a party in its personal capacity and not as agent for any person.

13.23	Times for making representations

13.23.1.	The representations set out in this Clause are made by the Borrower on the date of this Agreement.

13.23.2.

The representations at Clauses 13.2 (Status), 13.3 (Powers and Authority), 13.5.2 and 13.5.3 (Non-conflict), 13.6.2 (No default), 13.10 (Information), 13.11 (Valuation), 13.12 (Title to Property) and 13.19 (Jurisdiction/governing law), 13.21 (Material Contracts) (the “Repeating Representations”) are deemed to be repeated by the Borrower on the date of the Request, on the Utilisation Date and thereafter on each Interest Payment Date.

13.23.3.	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

13.23.4.

The Repeating Representations and those representations at Clauses 13.17 (Stamp Duties), 13.18 (Immunity) and 13.19 (Jurisdiction/Governing Law) are deemed to be repeated by the Borrower with respect to each Additional Obligor on the date that it becomes an Additional Obligor.

14.	INFORMATION COVENANTS

14.1	Financial statements

14.1.1.	The Borrower confirms that the date of its financial year end is 31 December. The Borrower must supply to the Lender:

(a)	audited financial statements for each of its financial years and for the Lessee, TRS and the Owner; and

(b)	its unaudited financial statements for each financial quarter (but only if prepared);

(c)	semi annual management accounts for the Lessee, TRS and the Owner on an unconsolidated basis.

14.1.2.

Financial Statements supplied under Clause 14.1 shall be certified (without personal liability save in respect of fraud and wilful misconduct) by a director of the relevant Obligor as fairly representing its financial condition as at the date as at which those financial statements were drawn up, and shall be prepared using accounting principles and practices generally accepted in its jurisdiction of incorporation.

14.1.3.	All financial statements must be supplied as soon as they are available and:

(a)	in the case of the Borrower’s audited financial statements, within 180 days;

(b)	(if applicable) in the case of the Borrower’s quarterly unaudited financial statements, within 45 days;

(c)	in the case of the semi-annual accounts, within 60 days of the third Quarter Date in each year,

of the end of the relevant financial period.

14.1.4.	The Borrower shall provide the Lender with:

(a)

the Annual Budget approved by the Hotel Manager and Lessee not later than the day falling 30 days prior to the beginning of each of its financial year provided that if the Annual Budget is not provided to the Borrower by the Hotel Manager in sufficient time for the Borrower to approve and provide it by such date, the Borrower may, providing the Borrower is using reasonable efforts to promptly approve the Annual Budget, provide it to the Lender following such later date when the Borrower finally approves it; and

(b)

the quarterly income statements prepared by the Hotel Manager in respect of the Property at the end of each quarter in respect of the twelve months prior to such quarter within 30 days from each Quarter Date; and

(c)	quarterly forecast updated and prospective trading for the remainder of the then current calendar year prepared by the Hotel Manager within 30 days from each Quarter Date,

each prepared in accordance with the Uniform System.

14.1.5.	The Borrower shall supply the Lender with a Compliance Certificate with each set of financial statements delivered pursuant to Clauses 14.1.1(a) and 14.1.1(b).

14.2	Valuations

14.2.1.	The Lender may request a Valuation at any time on reasonable notice so as not to disturb the Business.

14.2.2.	The Borrower must on demand by the Lender pay the costs of:

(a)	any Valuation requested by the Lender at any time when an Event of Default is outstanding or if the Valuation shows that the Loan to Value Ratio is not met;

(b)	a Valuation requested by the Lender at any time when an Event of Default is not outstanding, provided that the Borrower shall only bear such cost once every two years; and

(c)	where a Valuation is reasonably requested by the Lender for compliance purposes associated with applicable regulatory requirements.

14.2.3.	Any Valuation not referred to in Clause 14.2.2 above will be at the cost of the Lender.

14.3	Information — miscellaneous

The Borrower must supply to the Lender:

14.3.1.	promptly on request, such further information as the Lender may reasonably request in the Borrower’s possession or control regarding:

(a)	the financial condition and operations of any Obligor; or

(b)	the Property;

14.3.2.	details of any non-material amendment permitted under Clause 15.12 (Amendment to material documents) made to any Transaction Document;

14.3.3.

on a semi-annual basis an update on the renovation works being carried out in respect of the Property and their progress against the Environmental and Works Report and the Initial Valuation, provided that nothing in this Clause 14.3.3 shall oblige the Borrower to carry out any renovation work referred to in either document;

14.3.4.	within 45 days of submission copies of all yearly income tax returns of the Obligors (if any) together with evidence of payment of taxes due thereunder (if any);

14.3.5.	by 30 June each year a current extract from the Real Estate Register in respect of the Property;

14.3.6.	within 60 days from the third Quarter Date in each year, the current extract from the Commercial Register in respect of each of Lessee, TRS and Owner.

14.4	Notification of an Event of Default

The Borrower must notify the Lender of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

14.5	Know your customer requirements

14.5.1.

The Borrower must promptly on the request of the Lender supply to the Lender any documentation or other evidence which is reasonably requested by it to enable the Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

14.5.2.

Upon the occurrence (to the best of the Borrower’s knowledge) of any change to the identity of Economic Beneficiaries of the Borrower according to § 4, section 6 GwG (Geldwäschegesetz, German Money Laundering Act), the Borrower must without undue delay deliver to the Lender a new Economic Beneficiary Statement.

14.6	Access

The Borrower shall, or shall procure that the relevant Obligor, upon being given at least three Business Days prior notice:

14.6.1.	provide the Lender or its representatives with access to, and permit inspection of the books and records of the Obligors, provided that:

(a)	prior to the occurrence of an Event of Default which is outstanding, the costs of the Lender and/or its representatives in respect of any such inspection shall be borne by the Lender); and

(b)	the Lender shall not exercise its right under this Clause (save at such times as an Event of Default is outstanding) more than once per year

14.6.2.

subject to the provisions of the Hotel Agreements and the Lease Agreements, permit the Lender with or without surveyors, workmen or others during business hours to enter upon the Property to inspect the dame (provided that such right to enter the Property shall not be exercised more than twice a year, unless a Default is continuing and/or in case of emergency).

15.	GENERAL COVENANTS

15.1	General

The Borrower agrees to be bound by the covenants set out in this Clause, and to procure that each other Obligor complies with those covenants that are specified as being applicable to it.

15.2	Authorisations

Each Obligor must promptly obtain, maintain and comply with the terms of any material Authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

15.3	Compliance with laws

Each Obligor must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

15.4	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

15.5	Negative pledge

15.5.1.	Except as provided below, no Obligor may create or allow to exist any Security Interest on any of its assets.

15.5.2.	Clause 15.5.1 above does not apply to any Permitted Security.

15.5.3.	Save (i) where permitted under any Finance Document or (ii) as a result of the Second Permitted Merger, no Obligor, without the Lender’s prior written consent may:

(a)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by any of its related entities;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)

enter into any preferential arrangements having a similar effect, in circumstances where the transaction is entered into primarily as a method of raising indebtedness or of financing the acquisition of an asset.

15.6	Disposals

15.6.1.

No Obligor may, except where permitted in or under any Finance Document, either in a single transaction or in a series of transactions and whether related or not, dispose of their respective interests in the Property, the Business or all or any part of its assets.

15.6.2.	Clause 15.6.1 above does not apply to any disposal:

(a)	made with the consent of the Lender;

(b)	actions made in accordance with Clause 16.2 (Lease Agreements and Lease Documents);

(c)	of cash by way of a payment out of a specified Account in accordance with this Agreement;

(d)	made by Lessee or Owner (provided that the Owner may not make any disposal of the Property) in the ordinary course of trading;

(e)	made as part of a Permitted Reorganisation; or

(f)	of real estate made by the Owner (provided that the Owner may not make any disposal of the Property).

15.7	Financial indebtedness

15.7.1.	Except as provided below, neither the Borrower nor any other Obligor may incur any indebtedness.

15.7.2.	Clause 15.7.1 above does not apply to:

(a)	any indebtedness incurred under the Finance Documents; or

(b)	any Permitted Indebtedness.

15.8	Lending and guarantees

15.8.1.	No Obligor may make any loan or provide any form of credit to any person save:

(a)

in the case of the Lessee or Owner where such credit is provided in the ordinary course of trading or as a result of payment or receipt of payment by the Lessee or Owner for some other Obligor or an affiliate thereof; or

(b)	in the case of the Borrower where it makes a Permitted Loan.

15.8.2.

No Obligor may make or give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which the Obligor in question assumes any liability of any other person except in the ordinary course of business.

15.8.3.	This Clause does not apply to Permitted Indebtedness.

15.9	Change of business

Save changes to business or termination of business of any Obligor resulting from the Permitted Reorganization, no Obligor may carry on any business other than that which it carries out at the date of this Agreement.

15.10	Mergers

No Obligor may enter into any amalgamation, demerger, merger or reconstruction other than as part of a Permitted Reorganisation.

15.11	Acquisitions

No Obligor may make any acquisition or investment other than:

15.11.1.	as part of a Permitted Reorganisation; or

15.11.2.	of the ownership interest held by SHC Prague in the Owner, provided:

(a)

that the acquiring Obligor enters into an agreement on pledge of ownership interest, in form and substance reasonably satisfactory to the Lender, over such ownership interest in favour of the Lender within 10 Business Days of its acquisition; and

(b)	if the consent of a shareholders´ meeting is required in connection with such acquisition, the Borrower has used its best efforts to acquire such consent.

15.12	Amendments to material documents

15.12.1.	The Borrower may not enter into any contract other than:

(a)	the Transaction Documents; and

(b)	any other contract expressly allowed under any other term of this Agreement.

15.12.2.	No Obligor may make any material amendment to, or terminate any Transaction Document save:

(a)	where such an amendment is a Permitted Amendment; or

(b)	with the Lender’s prior written consent (not to be unreasonably withheld or delayed).

15.12.3.	Each Obligor shall perform its material obligations under any Transaction Document to which it is a party in all material respects.

15.13	Shares and dividends

15.13.1.	The Borrower must not (save for a Permitted Payment or as part of a Permitted Reorganisation):

(a)	declare or pay any dividend or make any other distribution in respect of any of its shares;

(b)	alter any rights attaching to its issued shares as at the date of this Agreement; or

(c)	repay or redeem any of its share capital or decrease its registered capital.

15.13.2.	Each Obligor other than the Borrower must not, save as part of a Permitted Reorganisation or an Intra Group Distribution:

(a)	declare or pay any dividend or make any other distribution in respect of any of its shares;

(b)	alter any rights attaching to its issued shares as at the date of this Agreement; or

(c)	repay or redeem any of its share capital or decrease its registered capital.

15.14	Accounts

The Borrower shall not, and shall procure that neither the Owner, the Lessee nor TRS shall not, change:

15.14.1. the calculation methods used in its annual accounts, or the valuation principles applied by it to the Property in such accounts, without providing the Lender adequate information to enable it to understand the rationale behind such change when interpreting any accounts produced after the date of such change; and

15.14.2.	the identity of their accountant without the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed).

15.15	Articles of Association

No Obligor shall without the prior written consent of the Lender, propose or agree to, any amendment to its constitutional documents, other than where such amendment is:

(a)	of a non-material nature;

(b)	permitted under the Security Documents;

(c)	required as a result of a Permitted Reorganisation; or

(d)	required by law.

15.16	Additional Security

15.16.1.	Each Obligor shall:

(a)

promptly upon the written request of the Lender, execute or procure the execution of further pledge agreements or security assignments of receivables in favour of the Lender in respect of new contract receivables which give rise to interests, rights and benefits in favour of the Borrower which are capable of being assigned by way of security or pledged with such further security assignments of receivables or pledge over receivables to be substantially in the form of the existing relevant Security Document or other form of Security Interest in favour of the Lender as the Lender may reasonably require;

(b)

if it opens any additional bank or similar account(s) (having first received the prior written consent of the Lender), prior to or simultaneous with such account(s) becoming operational, the Borrower will create a Security Interest over such account(s) in favour of the Lender, substantially in the form of the Accounts Pledges, or other form of Security in favour of the Lender as the Lender may reasonably require; and

(c)

take any action and execute any document which is required by the Lender (acting reasonably) so that a Security Document provides for an effective and perfected Security Interest in favour of the Lender.

15.16.2.	Clause 15.16.1 shall not apply to SHC Prague if the effect of SHC Prague complying with its obligations thereunder would be to breach the financial assistance laws of the Czech Republic.

15.17	Subordination

15.17.1.

Each Obligor (subject to Clause 15.17.2 below) will ensure that at all times any and all of its obligations or liabilities to any of its respective shareholders or any Affiliate of a shareholder under any loan agreement made between it and such persons is either:

(a)	subject to the terms and conditions of the Subordination Agreement; or

(b)	is a Subordinated Loan;

and in either case is fully subordinated at all times and in all respects to the obligations and liabilities of each Obligor (subject to Clause 15.17.2 below) to the Lender at such time.

15.17.2.	Clause 15.17.1 shall not apply to:

(a)	any Unsubordinated Financial Indebtedness; or

(b)	SHC Prague if the effect of SHC Prague complying with its obligations thereunder would be to breach the financial assistance laws of the Czech Republic.

15.18	Taxes

With the exception of any nominal amount of Tax, each Obligor must pay all Taxes due and payable (or, where payments of Tax must be made by reference to estimated amounts, such estimated Tax (calculated in good faith) as due and payable for the relevant period) by it prior to the accrual of any fine or penalty for late payment, unless (and only to the extent that):

(a)	payment of those Taxes is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them have been disclosed in the latest financial statements delivered to the Agent;

(c)	failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect.

15.19	Litigation

The Borrower shall, promptly upon becoming aware of the same, notify the Lender in writing of any material litigation, arbitration, administrative proceedings or other actions, whatsoever, of or before any court, arbitral body, agency or similar body whatsoever, involving any Obligor not previously disclosed to the Lender pursuant to this Agreement which, if adversely determined, would reasonably be expected to give rise to a Material Adverse Effect and will continue to provide written updates of any material developments in respect of any such material litigation, arbitration, administrative proceedings or other actions to the Lender.

15.20	Hotel Manager Letter

The Borrower shall deliver to the Lender the Hotel Manager Letter within six (6) months of the date of this Agreement.

16.	PROPERTY COVENANTS

16.1	General

The Borrower agrees to be bound by the covenants set out in this Clause and to procure that each other Obligor complies with those covenants that are specified as being applicable to it.

16.2	Lease Agreements and Lease Documents

Neither the Owner nor the Lessee may, without the prior consent of the Lender (such consent not to be unreasonably withheld or delayed):

16.2.1.	enter into any new Lease Agreement unless the same constitutes a Permitted Letting:

16.2.2.

agrees to any amendment (other than a Permitted Amendment), waiver or surrender in respect of any Lease Document or exercise any break option, under a Lease Document unless such amendment waiver or surrender constitutes the Permitted Amendment;

16.2.3.

consents to any sub-lease of any tenant’s interest under any Lease Document (which Lease Document does not constitute or relate to Permitted Letting), unless the Owner and the Lessee, as applicable, remains bound by the terms of the Lease Document for the remainder of its term; or

16.2.4.	agrees to any downward rent review in respect of any Lease Document unless such Lease Document constitutes or relates to Permitted Letting.

16.3	Hotel Manager

16.3.1.	The Lessee and Borrower must ensure that the Hotel Manager and GPHS manage the Business to a standard consistent with that of a prudent hotelier.

16.3.2.

If the Hotel Manager is in default of its obligations under the Hotel Management Agreement and, as a result, the Lessee or Borrower is entitled to terminate the Hotel Management Agreement, then, if the Lender so requires, the Borrower must promptly use all reasonable endeavours to:

(a)	terminate the Hotel Management Agreement and the Hotel Licence Agreement in accordance with its terms; and

(b)	enter into a Permitted Replacement HMA and/or Permitted Replacement License Agreement.

16.3.3.	No Obligor may agree to increase any fee payable to the Hotel Manager or GPHS under any Hotel Agreement without the prior consent of the Lender.

16.4	Insurances

16.4.1. In this Clause, insurance policy means an insurance policy or contract required under this Subclause.

16.4.2. The Borrower must ensure that at all times from the Utilisation Date:

(a)

the Buildings and the Business and movable assets on or in the Buildings (including fixtures and improvements) are insured by the Owner and/or the Lessee on a full reinstatement basis as per the latest Valuation (and including FF&E as insured under the terms of the insurance maintained in respect of the Property at the date of this Agreement), such insurance to include:

(i)	any material damages of the Buildings and FF&E as a result of fire, water, storm, floodwater, terrorism, liability and other usual risks; and

(ii)	any case of business interruption for a minimum of two (2) years;

(b)

such other insurances entered into by or in favour of the Owner and/or the Lessee as a prudent company in the same business as the Owner and/or the Lessee would effect in respect of the Building and/or the Business are in force including third party liability insurance.

16.4.3. All	insurances required under this Subclause must:

(a)	be in an amount and form acceptable to the Lender (acting on the instructions of the Lender);

(b)	be maintained with a Permitted Insurer or with insurance companies which are rated or whose majority shareholder is rated at least A- by Standard & Poor’s; and

(c)	note the Lender as a first loss payee or co-insured except that this Clause does not apply to any liability insurance and insurance in respect of motor vehicles.

16.4.4.

The Borrower must provide the Lender with a copy of any insurance policies (other than insurance policies in respect of motor vehicles) on 30 June of each year (or, if such policies are not available on such date, promptly after they do become available) together with evidence of payment in accordance with the terms thereof of all premiums and other sums due thereunder.

16.4.5.	The Borrower must promptly notify the Lender of:

(a)	the proposed terms of any future renewal of any insurance policy (other than insurance policies in respect of motor vehicles);

(b)

any extension, material variation, termination, avoidance or cancellation of any insurance policy (other than insurance policies in respect of motor vehicles), and provide copies of any documentation received in connection with the same within 10 Business Days of receipt by the Borrower; and

(c)	any event or circumstance which has led or may lead to a breach by the Borrower of any term of this Subclause.

16.4.6.	The Borrower must ensure that the Owner and/or the Lessee will:

(a)	pay all premiums and other sums due under and comply with the terms of all insurance policies to which the Owner and/or the Lessee are parties;

(b)	not do or permit anything to be done which may make void or voidable any insurance policy to which the Owner and/or the Lessee are parties; and

(c)	comply with all reasonable risk improvement requirements of insurers binding on the Owner and/or the Lessee;

and if the Borrower fails to comply with any term of this Subclause, the Lender may, at the expense of the Borrower, effect any insurance and generally do such things and take such other action as the Lender may reasonably consider necessary to prevent or remedy any breach of this Subclause and shall notify the Borrower of such action.

16.4.7.

To the extent required by the basis of settlement under any insurance policy or Lease Document, the Borrower must apply moneys received under any insurance policy in respect of the Building towards replacing, restoring or reinstating the Building.

(a)	moneys received under liability policies which are required by the Borrower to satisfy established liabilities of the Borrower to third parties must be used to satisfy these liabilities.

(b)

save as set out above, the proceeds of any insurance policy other than any third party liability insurance policy must, if the Lender so requires (acting on the instructions of the Lender) and to the extent allowed by applicable law, be used to prepay the Loan.

16.4.8.

Notwithstanding anything to the contrary in this Agreement, nothing in this Clause 16.4 shall require the Borrower to grant, or procure the grant, to the Lender of any Security Interest in any insurances relating to motor vehicles that are maintained by any Obligor, nor pay, or procure the payment of, the proceeds of any such insurances to the Lender.

16.5	Environmental matters

16.5.1.	In this Subclause:

Environmental Approval means any Authorisation required by an Environmental Law.

Environmental Claim means any claim against the Borrower or any other Obligor by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination.

Environmental Law means any law or regulation concerning the protection of health and safety, the environment or any emission or substance which is capable of causing harm to any living organism or the environment.

16.5.2.

The Borrower must ensure that it and each other Obligor is, and has been, in compliance with all applicable Environmental Law and Environmental Approvals granted to such person or applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for the Lender.

16.5.3.	The Borrower must promptly upon becoming aware notify the Lender of:

(a)	any Environmental Claim;

(b)	any circumstances reasonably likely to result in an Environmental Claim; or

(c)	any suspension, revocation or notification of any Environmental Approval,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for the Lender.

16.5.4.	The Borrower must indemnify the Lender against any loss or liability which:

(a)	the Lender incurs as a result of any actual or alleged breach by any other Obligor of any Environmental Law by any person; and

(b)	would not have arisen if the Lender had not entered into a Finance Document,

unless it is caused by the Lender’s gross negligence or wilful misconduct.

16.6	Use of Property

The Borrower shall procure that neither the nature of the use or the operation and purpose of the Property (save in connection with any Permitted Amendment or Permitted Letting) without the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed).

16.7	[Intentionally omitted]

16.8	FF&E

The Borrower shall ensure that the FF&E are maintained in acceptable condition commensurate with the current standard of the FF&E at the date hereof.

16.9	Loan to Value Ratio

16.9.1.	Until the end of the Initial Term, but subject to Clause 16.9.2 below, the Borrower must ensure that at all times the LTV does not exceed 70%.

16.9.2.	Beginning on the Standstill Date until the end of the Initial Term this Clause 16.9 (Loan To Value Ratio) shall not apply.

16.9.3.	On and from the Extension Date until the date which falls one year after (the “Year 1 Date”) the Borrower must ensure that at all times the LTV does not exceed 90%;

16.9.4.	On and from the Year 1 Date until the date which falls one year thereafter (the “Year 2 Date”) the Borrower must ensure that at all times the LTV does not exceed 85%; and

16.9.5.	On and from the Year 2 Date until the date which falls one year thereafter (the “Year 3 Date”) the Borrower must ensure that at all times the LTV does not exceed 80%.

16.9.6.

If any Valuation shows that the actual LTV is greater than the percentage applicable at the date of such Valuation then the Lender shall have the right to require that the Borrower either prepays a sufficient amount of the Loan, or creates additional security in favour of the Lender, to ensure that the LTV reduces to or below the then applicable LTV threshold set out above in Clauses 16.9.1 to 16.9.5 (both inclusive).

16.10	Interest Cover

16.10.1.	Until the end of the Initial Term, but subject to Clause 16.10.5 below, the Borrower must ensure that on any relevant Test Date, the ICR will be not less than 140%.

16.10.2.

Prior to the end of the Initial Term and subject to Clause 16.10.5 below, if the Interest Cover Ratio is on any Test Date less than 150%, the Borrower shall procure that from such date (the “Deposit Date”), any surplus income remaining after the payment and repayment of all amounts of interest and principal due hereunder is deposited in the Deposit Account.

16.10.3.

  Prior to the end of the Initial Term and subject to Clause 16.10.5 below if on the Business Day falling immediately after the second Quarter Date following the Deposit Date the ICR is less than 140%, then the Lender may apply any amounts standing to the credit of the Deposit Account in prepayment of the Loan.

16.10.4.

  Amounts deposited in the Deposit Account pursuant to Clause 16.10.2 shall be released from the Deposit Account if on the two subsequent Test Dates falling after the Deposit Date an ICR of equal to or greater than 150% is maintained.

16.10.5.	Beginning on the Standstill Date until the end of the Initial Term this Clause 16.10 (Interest Cover) shall not apply.

16.10.6.	On and from the Extension Date until the Year 1 Date the Borrower must ensure that on any relevant Test Date, the ICR will be not less than 120%;

16.10.7.	On and from the Year 1 Date until Year 2 Date the Borrower must ensure that on any relevant Test Date, the ICR will be not less than 130%; and

16.10.8.	On and from the Year 2 Date until the Year 3 Date the Borrower must ensure that on any relevant Test Date, the ICR will be not less than 140%.

16.10.9.	The ICRs referred to in this Clause shall be tested on each Test Date on a rolling historical twelve month basis.

16.10.10.

If on any Test Date the actual ICR is less than the percentage applicable at that date, as set out in Clause 16.10.1 and Clauses 16.10.6 to 16.10.8 (both inclusive) then the Lender shall have the right to require that the Borrower either prepays a sufficient amount of the Loan, or creates additional security in favour of the Lender, to ensure that the ICR returns to a ratio equal to or greater than the then applicable ICR.

16.10.11.	The Lender may not exercise its rights under Clause 16.10.10 for so long as the Borrower is entitled to the benefit of any grace period under Clause 17.11.2 (Financial Covenants).

17.	DEFAULT

17.1	Events of Default

Each of the events set out in this Clause is an Event of Default.

17.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

17.2.1.	is caused by technical or administrative error; and

17.2.2.	is remedied within five (5) Business Days of the due date.

17.3	Breach of other obligations

Any Obligor does not comply with any term of the Finance Documents (other than any term referred to in Clause 17.2 (Non-payment) above), unless the non-compliance is:

17.3.1.	capable of remedy; and

17.3.2.	either:

(a)

in the case of a breach of Clauses 15.2 (Authorisations) (but not if such breach is in respect of a Finance Document), 14.1.4, 15.14 (Accounts), 16.2 (Lease Agreements and Lease Documents), 16.3.1, 16.3.2, 16.4.5, 16.4.7, 16.5 (Environmental Matters) and 16.8 (FF&E), the Borrower has demonstrated to the Lender’s reasonable satisfaction that it is taking steps to remedy such breach, provided that such breach is in any event remedied within 60 days; or

(b)

in the case of a breach of any other Clause or any provision of a Security Document (other than those provisions of the Security Documents corresponding to those Clauses referred to in (a) above), such breach is remedied within thirty (30) days, provided that it is hereby agreed that any breach of Clauses 15.5 (Negative Pledge), 15.6 (Disposals), 15.7 (Financial Indebtedness), 15.8 (Lending and guarantees), 15.10 (Mergers), 15.11 (Acquisitions) and 15.13 (Shares and dividends) is not capable of remedy.

Notwithstanding the above, (i) a breach of Clause 6.1.4 of the agreement on security assignment of insurance proceeds regarding terrorism insurance between TRS (as legal successor of the Lessee) and the Owner as assignor and the Lender as assignee, dated 20 February 2007 (the “Terrorism Insurance Assignment”) shall not constitute an Event of Default provided that the Lender has been appointed as, and is continuing to be, first loss payee under the New Insurance Policy (as defined in the Terrorism Insurance Assignment); and (ii) a breach of Clause 6.1.4 of the agreement on security assignment of insurance proceeds regarding property insurance between TRS (as legal successor of the Lessee) and the owner as assignor and the Lender as assignee, dated 20 February 2007 (the “Property Insurance Assignment”) shall not constitute an Event of Default as long as the Lender has been appointed as first loss payee under the relevant New Insurance Policy (as defined in the Property Insurance Assignment).

17.4	Misrepresentation

A representation made or repeated by the Obligors in any Finance Document or in any document delivered by or on behalf of the Obligors under any Finance Document is incorrect in any material respect when made or deemed to be repeated unless the matter giving rise to such misrepresentation:

17.4.1.	is capable of remedy; and

17.4.2.	such matter is remedied within thirty (30) days of the earlier of the Lender giving notice and the Obligors, as appropriate, becoming aware of the misrepresentation.

17.5	Cross Acceleration

Any Financial Indebtedness of any member of the Borrower Group becomes due and payable before its stated maturity or is not paid when due nor within any originally applicable grace period.

17.6	Insolvency

Any of the following occurs in respect of the Obligors:

17.6.1.	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

17.6.2.	it admits its inability to pay its debts as they fall due;

17.6.3.

it suspends making payments on any of its debt or announces an intention to do so (save in respect of debts where it has a fide dispute with a creditor and a reasonable prospect of success, and is not involved in disputes with the general body of its creditors);

17.6.4.	by reason of actual or anticipated financial difficulties, it begins negotiations with creditors for the rescheduling of any of its indebtedness;

17.6.5.	a moratorium is declared by creditors generally in respect of any of its indebtedness; or

17.6.6.	any other analogous step or procedure is taken in any jurisdiction.

If a moratorium occurs in respect of the Obligors, the ending of the moratorium will not remedy any Event of Default caused by the moratorium, and notwithstanding any other term of the Finance Documents that Event of Default will continue to be outstanding unless and until it is expressly waived by the Lender.

17.7	Insolvency proceedings

17.7.1.	Except as provided below, any of the following occurs in respect of the Obligors:

(a)	any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(b)

a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(c)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

(d)	an order for its winding-up, administration or dissolution is made;

(e)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(f)

its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(g)	any other analogous step or procedure is taken in any jurisdiction.

17.7.2.

Clause 17.7.1 above does not apply to a vexatious or frivolous petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 14 days.

17.8	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any material asset(s) of the Borrower and is not discharged within 14 days.

17.9	Cessation of business

Any Obligor ceases, or threatens to cease, to carry on business save as a result of the Permitted Reorganisation.

17.10	Ownership

Save for pursuant to a Permitted Reorganisation, the Obligors cease to be legally and beneficially wholly owned Subsidiaries either directly or indirectly of the Parent without the prior consent of the Lender.

17.11	Financial Covenants

Either:

17.11.1.

if at any time the applicable LTV as set out in Clause 16.9 (Loan to Value Ratio) is exceeded, such breach shall not constitute an Event of Default where it is cured by the making of a prepayment or provision of additional security to the satisfaction of the Lender (in its absolute discretion) in the manner stipulated at Clause 16.9.6 and within 30 days from such breach; or

17.11.2.

if a Relevant ICR level, as set out in Clause 16.10 (Interest Cover) is not met on any relevant Testing Date then, such breach shall not constitute an Event of Default if (i) it is remedied within 30 days from the date of its occurrence and (ii) during such remedy period no other Event of Default which relates to payment of money occurs.

17.12	Major damage

Any material part of the Property is destroyed or damaged and in the opinion of the Lender, taking into account the amount and timing of receipt of the proceeds of insurance effected in accordance with the terms of this Agreement, the destruction or damage has or will have a Material Adverse Effect.

17.13	Compulsory Purchase

Any material part of the Property is compulsorily purchased or the applicable local authority makes an order for the compulsory purchase of all or any part of the Property and the Lender, taking into account the amount and timing of any compensation payable, the compulsory purchase has likely to have a Material Adverse Effect.

17.14	Material adverse change

Any event or series of events occurs which, in the reasonable determination of the Lender has a Material Adverse Effect.

17.15	Repudiation and rescission of agreements

An Obligor repudiates or purports to repudiate or rescinds or purports to rescind a Finance Document or any of the Security or evidences an intention to rescind or repudiate a Finance Document or any Security.

17.16	Judgments and awards

Any final judgments or awards of any competent court or arbitral body are not complied with by any Obligor within the time specified for an amount in excess of €2,000,000.

17.17	EBS Statement

The Borrower breaches its obligation under Clause 14.5.2 of this Agreement.

17.18	Acceleration

If an Event of Default is outstanding, the Lender may by notice to the Obligors:

17.18.1.	cancel all or any part of the Commitment; and/or

17.18.2.	declare that all or part of any amounts outstanding under the Finance Documents are:

(a)	immediately due and payable; and/or

(b)	payable on demand.

Any notice given under this Subclause will take effect in accordance with its terms.

18.	EVIDENCE AND CALCULATIONS

18.1	Accounts

Entries in accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

18.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

18.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (where interest is calculated on a Floating Rate Basis) or on a 30/360 or act/360 basis (where interest is calculated on a Fixed Rate Basis).

19.	FEES AND INDEMNITIES

19.1	Fees

The Borrower must pay to the Lender the fees in the amount and in the manner agreed in each Fee Letter between the Lender and the Borrower.

19.2	Other Indemnities

19.2.1.	The Borrower must indemnify the Lender against any direct loss or liability which the Lender incurs as a consequence of:

(a)	the direct occurrence of any Event of Default;

(b)	any failure by an Obligor to pay any amount due under a Finance Document on its due date;

(c)	(other than by reason of default or negligence by the Lender) the Loan not being made after a Request has been delivered for the Loan;

(d)	the Loan (or part of the Loan) not being prepaid in accordance with this Agreement; or

(e)	any amount being received by the Lender in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

19.2.2.	The Borrower must indemnify the Lender against any loss or liability incurred by it as a result of:

(a)	investigating any event which the Lender believes to be an Event of Default and which is an Event of Default; or

(b)	acting or relying on any notice which the Lender reasonably believes to be genuine, correct and appropriately authorised.

19.3	Break Costs

19.3.1.	The Borrower must pay to the Lender its Break Costs if a Loan or overdue amount is repaid or prepaid otherwise than on an Interest Payment Date applicable to it.

19.3.2.	Break Costs are:

(a)

prior to the Term-out Date and thereafter, if the Borrower has selected the Floating Rate Basis, the amount (if any) determined by the Lender (using methodology generally applied to its customers) by which (i) the interest (excluding Margin) which the Lender would have received for the period from the date of receipt of any part of its share in the Loan to the last day of the then current Interest Period for the Loan exceeds (ii) the amount which the Lender would be able to obtain by placing any amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the then current Interest Period; and

(b)

if the Borrower has selected the Fixed Rate Basis, the amount (if any) determined by the Lender which would indemnify the Lender against any loss or liability that it incurs as a consequence of any part of the Loan being prepaid, and including any costs incurred as a result of the Lender terminating all or any part of its fixed rate, swap or other hedging arrangement (except to the extent that such costs were caused directly by the gross negligence or wilful misconduct of the Lender) provided that all amounts claimed as due under this clause (b) shall, if requested, be accompanied by a calculation of such costs certified by the Lender.

20.	EXPENSES

20.1	Initial costs

The Borrower must promptly on demand pay to the Lender the amount of all costs and expenses (including legal fees, subject always to any pre-agreed cap) reasonably incurred by it in connection with the negotiation, preparation, printing, execution of the Finance Documents and registration of any Security Document.

20.2	Subsequent costs

The Borrower must within five (5) Business Days of demand pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

20.2.1.

the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate), and registration of any Security Document, executed after the date of this Agreement; and

20.2.2.	any amendment, waiver or consent requested by or on behalf of the Borrower.

20.3	Tax Details

20.3.1.	For the purposes of any payment under the Finance Documents the Lender’s:

(a)	tax number is 26 40 220 0516 5; and

(b)	purchase tax ID number DE 114103598.

20.3.2.

If VAT is not set out separately in the invoice for the Bank’s banking services, these services are not subject to VAT according to § 4 no 8 UStG (German Tax Act) or other details subject to local procedures.

20.4	Enforcement costs

The Borrower must within five (5) Business Days of demand pay to the Lender the amount of all costs and expenses (including legal and servicer’s fees) properly incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

21.	AMENDMENTS & WAIVERS

21.1	Change of Currency

21.2

If a change of any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Agreement will be amended to the extent the Lender (acting reasonably and after consultation with the Borrower) determines is necessary to reflect the change.

21.3	Waivers and remedies cumulative

The rights of the Lender under the Finance Documents:

21.3.1.	may be exercised as often as necessary;

21.3.2.	are cumulative and not exclusive of its rights under the general law; and

21.3.3.	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right by any party hereto.

21.4	Amendments to Facilitate Syndication

21.4.1.

Subject to Clause 21.4.2, the Borrower agrees that if the Lender notifies it that the Lender wants to syndicate its participation in the Commitment it shall negotiate with the Lender to make such amendments as the Lender may reasonably request are made to this Agreement in order to introduce Loan Market Association standard agency provisions and other provisions normally found in a syndicated loan agreement.

21.4.2.	The Borrower shall not be obliged to agree any amendment pursuant to Clause 21.4.1 if:

(a)	the Borrower is not fully indemnified by the Lender for all of its costs (including any legal fees reasonably incurred) in respect of the negotiation or execution of any amendment agreement;

(b)

the proposed amendment is not strictly necessary to enable this Agreement to be adapted to follow the agency provisions of the Loan Market Association’s then current form of single currency revolving credit syndicated loan agreement or to give effect to any Security Document; or

(c)	the proposed amendment would have the effect of increasing the Borrower’s obligations under this Agreement.

22.	CHANGES TO THE PARTIES

22.1	Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Lender.

22.2	Assignments and transfers by the Lender

22.2.1.

The Lender may only assign, or transfer (including by novation) the whole of its rights and obligations under this Agreement, and not only a part thereof. Such assignment or transfer shall be made in accordance with this Clause 22.2.

22.2.2.

If the Lender (the Existing Lender) wishes to assign or transfer all of its rights and obligations under this Agreement to any person (the New Lender), such assignment or transfer may be (subject always to 22.2.7 below) effected by way of:

(a)	in the case of a novation:

(i)	the delivery to the Borrower of a duly completed Transfer Certificate in accordance with the provisions of this Clause; or

(ii)	the New Lender confirming to the Existing Lender and the Borrower in form and substance satisfactory to the Existing

Lender and the Borrower that it is bound by the terms of this Agreement as the Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

22.2.3.	For a novation, on the date specified in the Transfer Certificate:

(a)	the New Lender will assume the rights and obligations of the Existing Lender expressed to the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(b)	the Existing Lender will be released from those obligations and cease to have those rights.

22.2.4.	The Borrower irrevocably authorises the Lender to execute any duly completed Transfer Certificate on its behalf.

22.2.5.	The Existing Lender shall promptly notify the Borrower of the execution on its behalf of any Transfer Certificate.

22.2.6.	Any reference in this Agreement to the Lender includes a New Lender.

22.2.7.	The Lender represents and warrants to the Borrower that it is a PMP.

22.2.8.

If on the date on which a New Lender becomes the Lender, it is a requirement of Dutch law that such New Lender is a PMP, the New Lender represents and warrants to the Borrower on the date on which it becomes a party to this Agreement as the Lender that it is a PMP.

22.2.9.	Each such Lender and New Lender acknowledges that the Borrower has relied upon such representation and warranty.

22.2.10.	Notwithstanding anything to the contrary in this Agreement:

(i)	no assignment of rights or transfer of rights and obligations may be made by the Lender without the Borrower’s prior written consent (not to be unreasonably withheld or delayed); and

(ii)

no Obligor shall have any greater obligations under any Finance Document as a result of any assignment or transfer made under this Clause 22 than it would have had if such an assignment or transfer had not taken place based on applicable laws in effect as at the date of the assignment or transfer.

23.	DISCLOSURE OF INFORMATION

The Lender may not disclose any information which it has acquired under or in connection with any Finance Documents (including, without limitation, all information provided by or on behalf of the Borrower in respect of the Property or the financial condition of any Obligor) apart from to:

23.1.1.

any of its Affiliates, delegates or sub-delegates or any person to, or through whom it sub-participates or assigns or transfers (or may potentially sub-participate or assign or transfer) any of its rights and/or obligations under the Finance Documents;

23.1.2.

any other investors or potential investors (including any investors, sub-participant or potential New Lenders) in any of its rights and/or obligations under the Finance Documents provided that such person has executed a Confidentiality Agreement prior to such disclosure;

23.1.3.	its professional advisers and the professional advisers of any other person referred to in clauses 23.1.1 and 23.1.2 above;

23.1.4.	a stock exchange listing authority or similar body; and

23.1.5.	a governmental, banking, taxation or other regulatory authority,

without the Borrower’s prior written consent, such consent not to be unreasonably withheld or delayed.

24.	SET-OFF

24.1.1.

The Lender may set off any matured obligation due from the Borrower under the Finance Documents against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

24.1.2.

For avoidance of any doubt, a payment obligation of the Borrower shall be deemed a “matured obligation due from the Borrower” for the purposes of Clause 24.1.1 once any period provided under the Finance Documents during which such payment can be made has expired.

24.1.3.	All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.	SEVERABILITY

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

25.1.1.	the legality, validity or enforceability in that jurisdiction of any other term of the Agreement; or

25.1.2.	the legality, validity or enforceability in other jurisdictions of that or any other term of the Agreement.

26.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Agreement.

27.	NOTICES

27.1	In writing

27.1.1.	Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post or fax.

27.1.2.	For the purpose of the Agreement, an electronic communication will be treated as being in writing.

27.1.3.	Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

27.2	Contact details

27.2.1.

The contact details of each Party for all communications in connection with the Agreement are those listed at Clause 27.2.4 below, or, in the case of the Lender that becomes a Party to this Agreement after the date hereof, those notified by that Party for this purpose to the Lender and the Borrower on or before the date it becomes a Party.

27.2.2.	Any Party may change its contact details by giving five Business Days’ notice to the Lender or (in the case of the Lender) to the other Parties.

27.2.3.	Where the Lender nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

27.2.4.	Notices shall be sent as follows:

(a)	if to the Lender:

Name:	Aareal Bank AG
Attention:	European Property Financing, Czech Desk
Address:	Paulinenstraße 15, 65189 Wiesbaden, Federal Republic of Germany
Fax no:	0049-611-348 3558

(b)	if to the Borrower :

Name:	SHR Prague Praha B.V.,
Attention:	The Directors
Address:	Strawinskylaan 3105, 1077 ZX Amsterdam, The Netherlands
Fax no:	00 31 20 406 4555

and with a copy to:

Name:	SHR Prague Praha B.V.
c/o Strategic Hotel Capital, LLC
Attention:	General Counsel
Address:	200 West Madison Street, Suite 1700
Chicago, IL 60606 U.S.A.
Fax no:	001 –312 658 5799

28.	GOVERNING LAW

This Agreement and any non-contractual obligations arising from it are governed by English law.

29.	ARBITRATION

29.1

Any dispute, claim or controversy arising out of or in connection with the Finance Documents, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules (for the purposes of this Subclause, the Rules).

29.2	The Rules are incorporated by reference into this Subclause and capitalised terms used in this Subclause which are not otherwise defined in this Agreement, have the meaning given to them in the Rules.

29.3

The number of arbitrators shall be three. The Borrower shall nominate one arbitrator for appointment by the LCIA Court. The Lender shall nominate one arbitrator for appointment by the LCIA Court. The LCIA Court shall appoint the chairman.

29.4	Each other Obligor:

29.4.1.	expressly agrees and consents to this procedure for nominating and appointing the Arbitral Tribunal; and

29.4.2.	irrevocably and unconditionally waives any right to choose its own arbitrator.

29.5	The seat, or legal place of arbitration, shall be London. The language used in the arbitral proceedings shall be English.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

PART ONE

1.	OBLIGORS

(a)	Constitutional documents of each Obligor, being:

(i)	in the case of those Obligors incorporated in the Czech Republic:

(A)	an extract from the Commercial Register concerning such Obligor, provided such extract is dated after the date falling one (1) month prior to the date of this Agreement; and

(B)	the most recent full wording of the memorandum of association or the articles of association, as applicable, of such Obligor other than SHC Prague;

(ii)	in the case of the Parent:

(A)

A certificate of incorporation issued by the Secretary of State of Delaware concerning the Parent, provided that such certificate is dated after the date falling one (1) month prior to the date of execution of the Borrower Share Pledge; and

(B)	The bylaws of the Parent or any other constitutional document of the Parent, as applicable;

(iii)	in the case of the Borrower:

(A)	an extract from the Commercial Register concerning the Borrower, provided such extract is dated after the date falling one (1) month prior to the date of this Agreement; and

(B)	the most recent full wording of the articles of association of the Borrower.

(b)	A copy of the register of shareholders of each the Borrower, Owner, Lessee, TRS.

(c)

A copy of the binding and valid resolution(s) of the general meeting (or the sole shareholder) or other relevant corporate body of each Obligor (other than SHC Prague and the Parent) approving the terms and conditions of the transactions contemplated by each of the Finance Documents to which such Obligor is a party and the entering into by such Obligor that of each of the Finance Documents to which such Obligor is a party and resolving that such Obligor executes, delivers and performs each of the Finance Documents to which the Obligor is a party.

(d)	A certificate of an authorised signatory of each Obligor other than SHC Prague:

(i)

confirming that utilising the Commitment in full and securing the Loan by way of the Security created over the Borrower’s assets would not breach any borrowing, guaranteeing or similar limit binding on it; and

(ii)

certifying that each copy document provided under part one of this Schedule is in all material respects correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(e)	The following documents from any of the Obligors (other than SHC Prague) as evidence for the purpose of any applicable money laundering regulations:

(i)	copies (for the avoidance of doubt not certified copies) of the passports of persons executing:

(A)	the Finance Documents on behalf of the Obligors;

(B)	the Subordination Agreement on behalf of the Subordinated Creditors (as defined therein); and

(C)

each power of attorney issued by the Obligors and, if they issue such a power of attorney, the Subordinated Creditors (as defined in the Subordination Agreement) in connection with their entry into the Finance Documents to which they are a party; and

(ii)

a copy, certified as a true copy by an attorney or notary, of the signature specimen of each person referred to at (i) above other than the signature specimen of the persons signing the Subordination Agreement on behalf of SHR Prague (Gibraltar) Limited.

(f)	The Group Structure Chart.

2.	VALUATION AND SURVEY

(a)	A copy of the Initial Valuation appropriately addressed to the Lender.

(b)

An appropriately addressed environmental report (including an environmental contamination and phase I assessment) and an appropriately addressed structural survey on the Property addressed to the Lender.

3.	INSURANCE

(a)

An insurance report prepared by Marsh and addressed to the Lender summarising the insurances maintained by the Borrower Group and confirming that the details of the insurance policies remain the same as under the Existing Facility.

(b)	Copies of insurance policies, which this Agreement requires to be in place and that are in place in accordance with the terms of this Agreement.

4.	PROPERTY

Extract from the Real Estate Register, provided such extract is not dated before the date falling one month prior to the date of this Agreement, (i) evidencing the Owner’s ownership title to the Property and (ii) showing that with the exception of any Permitted Security and the Easements (if registered) there are no rights in rem of any third party over the Property.

5.	FINANCE DOCUMENTS

(a)

Each Finance Document other than those referred to in Part 2 of this Schedule, if notarisation is required, and the registrations of any Securities thereunder in the relevant registers other than the registrations referred to in Part Two of this Schedule.

(b)	A copy, certified by an authorised signatory of the Obligors as being true, complete and up-to-date of agreements (as amended) on Existing Subordinated Loans.

(c)	Extract from the register of pledges maintained by the Czech Notarial Chamber evidencing that no pledge over any assets of the Owner, TRS and SHC Prague is registered therein.

(d)

A copy of the application for the registration of the Mortgage in the Real Estate Register has been filed by the Owner with the relevant Cadastral Office where the receipt of the application is confirmed by a stamp of the relevant Cadastral Office.

(e)

A copy of the application for the registration of the Trademark Pledge by the Lessee with the Industrial Property Office of the Czech Republic (“Úřad průmyslového vlastnictví České republiky” in Czech) where the receipt of the application is confirmed by a stamp of the Industrial Property Office.

(f)

Extract from the register of pledges maintained by the Czech Notarial Chamber evidencing the due registration of the FF&E Pledge in the register of pledges maintained by the Czech Notarial Chamber and showing no other pledge except for the pledge in favour of Aareal Bank AG securing receivables under the Existing Facility Agreement.

(g)	Copies of all agreements (including insurance policies) that are subject to pledge or security assignment in favour of the Lender pursuant to each Security Document.

(h)	Copies of notifications under the Insurance Security Assignments to be delivered to the relevant insurance companies under the Insurance Security Assignments.

6.	HOTEL MANAGEMENT

A copy of the Initial HMA and each other Material Contract.

7.	OTHER DOCUMENTS AND EVIDENCE

(a)	A certificate of registrations of relevant Obligors with the applicable tax office for tax purposes.

(b)	All legally effective occupancy permits permitting use of the Property issued after 26 June 2003.

(c)	Evidence that all the fees, costs and expenses (payable on to the Lender) then due from any of the Obligors under this Agreement or any Finance Document will be paid by the first Utilisation Date.

(d)	A legal opinion of CMS Cameron McKenna LLP, legal advisors as to matters of English law to the Lender, addressed to the Lender.

(e)	A legal opinion of CMS Cameron McKenna, v.o.s., legal advisors as to matters of Czech law to the Lender, addressed to the Lender.

(f)	The latest available audited accounts and management accounts of each of the Borrower, Owner and Lessee.

(g)

Certificate by each Obligor incorporated under Czech law confirming that there are no outstanding tax payments due from each such Obligor, towards any financial office of the Czech Republic issued not earlier than thirty (30) days prior to the date of the first Request.

(h)	Confirmation from the Owner, in form and substance satisfactory to the Lender, that there are no current or pending restitution claims in respect of any part of the Property.

(i)	Evidence of service of the Prepayment Notice.

(j)

Certificate from each Obligor incorporated under Czech law confirming that there are no overdue payments from such Obligor to any the social security and health insurance authorities, issued not earlier than thirty (30) days prior to the first Utilisation Date.

PART TWO

Conditions Subsequent

(a)

Registration of the Mortgage as the first ranking mortgage in the Real Estate Cadastre, to occur within six (6) months of the first Utilisation Date, or such longer period as the Owner requests, provided that it demonstrates, if it requests such longer period, that it is using reasonable efforts to procure registration.

(b)

Deletion of the existing share pledges and registration of the Owner Share Pledge and the Lessee Share Pledge in the Commercial Register within twenty (20) Business Days of the receipt by the Borrower of the original of the security release confirmation by the Lender (on which the signatures of the Lender are notarized and authenticated) under the Security Release Agreement, made in one filing or such longer period as the Borrower requests, provided that it demonstrates, if it requests such longer period, that it is using reasonable efforts to procure registration.

(c)

Registration of the SHC Prague Share Pledge in the Czech Securities Centre within the deadline and under the terms of Clause 2.3 of the agreement on pledge of shares in SHC Prague establishing the SHC Prague Share Pledge.

(d)

Perfection of the TRS Share Pledge on the first Utilisation Date on condition that on such date the Borrower receives a copy of the security release confirmation by the Lender (on which the signatures of the Lender are notarized and authenticated) under the Security Release Agreement.

(e)

Registration of the Trademark Pledge with the Intellectual Property Office in the Czech Republic within one (1) month of the first Utilisation Date, or such longer period as the Lessee requests, provided that it demonstrates, if it requests such longer period, that it is using reasonable efforts to procure registration.

(f)

Delivery of notifications (including information on the release of pledges established in relation to the Existing Facility Agreement) of the Lease Pledge, the Property Lease Pledge, the Receivables Pledges and the Accounts Pledges under the relevant Security Documents to the respective subdebtors (in Czech: poddlužníci) within the deadlines stipulated in such Security Documents

(g)

Delivery of a certificate from the relevant Czech financial office in respect of each Obligor incorporated under Czech law confirming that there are no outstanding tax payments due from each such Obligor incorporated under Czech law, towards any financial office of the Czech Republic issued not earlier than thirty (30) days prior to the date of the first Utilization Date.

(h)	Conclusion of the Security Document establishing, and the perfection of, the Borrower Share Pledge on the first Utilisation Date.

(i)	Issue on the first Utilisation Date of:

(A)	a legal opinion of DLA Piper, legal advisors as to matters of Dutch law to the Lender, addressed to the Lender; and

(B)	a legal opinion of Paul Hastings Janofsky & Walker (Europe) LLP, legal advisors as to matters of Delaware law to the Borrower, addressed to the Lender.

(j)

Provision to the Lender on the first Utilisation Date of a copy, certified as a true copy by an attorney or notary, of the signature specimens of the persons signing the Subordination Agreement on behalf of SHR Prague (Gibraltar) Limited.

(k)	Provision to the Lender on the first Utilisation Date of an extract from the Real Estate Register showing the relevant registration proceedings commenced (“plomba” in Czech).

SCHEDULE 2

CALCULATION OF MANDATORY COSTS

1.

The Mandatory Costs Rate is an addition to the interest rate to compensate the Lender for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for the Lender, in accordance with the paragraphs set out below. The Mandatory Costs Rate will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for the Lender lending from a Facility Office in a Participating Member State will be the percentage notified to be its reasonable determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for the Lender lending from a Facility Office in the United Kingdom will be calculated by the Lender as follows:

4.1	in relation to a sterling Loan or Advance:

AB + C(B – D) + E x 0.01	per cent. per annum
100 – (A+C)

4.2	in relation to a Loan or Advance in any currency other than sterling:

E x 0.01	per cent. per annum
300

Where:

A

is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B

is the percentage rate of interest (excluding the Margin and the Mandatory Costs Rate and, if the Loan or Advance is an Unpaid Sum, the additional rate of interest specified in Clause 6.3 (Interest on overdue accounts) payable for the relevant Interest Period on the Loan or Advance.

C	is the percentage (if any) of Eligible Liabilities which the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

E	is designed to compensate the Lender for amounts payable under the Fees Rules and is expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; and

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit Acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate; and

“Tariff Base” has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

6.

In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

The percentages of the Lender for the purpose of A and C above shall be determined by the Lender on the assumption that the Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

8.	The Lender shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates the Lender.

9.

Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Costs Rate, an Additional Cost Rate or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

10.

The Lender may from time to time, after consultation with the Principal Borrower, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

11.	The Parties hereby agree that the amount of Mandatory Costs as at the date of this Agreement is nil.

SCHEDULE 3

FORM OF REQUEST

To:	AAREAL BANK AG as Lender

From:	[ ]

Date:	[ ]

[BORROWER] — €[AMOUNT] Facility Agreement

dated [            ], 2006 (the Agreement)

(a)	We refer to the Agreement. This is a Request.

(b)	We wish to borrow [a Loan/Loans] on the following terms:

(i)	Utilisation Date: [being a Business Day falling within the Availability Period].

(ii)	Amount: [ ]. Interest Period (1) month.

(iii)	Amount: [ ]. Interest Period (3) months.

(c)	Our payment instructions are:

[

(d)

We confirm that each condition precedent and condition subsequent (as appropriate) under the Agreement which must be satisfied on the date of this Request is so satisfied to the extent not waived by the Lender.

(e)	[We confirm that you may deduct from the Loan (although the amount of the Loan will remain the amount requested above):

(i)	[[amount to refinance the existing facility — being principal, interest and break costs, amount to be confirmed]

(ii)	[any applicable stamp duties;];

(iii)	the arrangement fee being £[ ];]

(iv)	the following legal fees:

(1)	[—].

(f)	This Request is irrevocable.

By:

[BORROWER]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

This transfer certificate relates to a Facility Agreement dated [*] and made between, among others, (1) Aareal Bank AG and (2) SHR Prague Praha B.V. in respect of a Euro term loan facility (the Facility Agreement, which term shall include any amendments or supplements to it). This is a Transfer Certificate.

Terms defined and references construed in the Facility Agreement shall have the same meanings and construction in this Transfer Certificate.

(a)

*[insert full name of Existing Lender] (the Existing Lender) transfers by novation to *[insert full name of New Lender] (the New Lender) all of the Existing Lender’s rights and obligations under the Facility Agreement in accordance with Clause 22 of the Facility Agreement by signing this Transfer Certificate.

(b)	This executed Transfer Certificate will take effect in accordance with the provisions of Clause 22 of the Facility Agreement on *[insert date of transfer].

(c)	The New Lender:

(i)	confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has requested in connection with this transaction;

(ii)

confirms that it has not relied and will not rely on the Existing Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

(iii)

agrees that it has not relied and will not rely on the Existing Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Finance Documents; and

(iv)	[confirms that its lending office is in [the Czech Republic/Germany].

(d)	The Existing Lender does not:

(i)	make any representation or warranty or assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents; or

(ii)

assume any responsibility for the financial condition of the Borrower or any other party to the Finance Documents or any other document or for the performance and observance by the Borrower or any other party to the Finance Documents or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

(e)	The New Lender confirms that its lending office and address for notices for the purposes of the Facility Agreement are as set out in the schedule to this Transfer Certificate.

(f)	The Existing Lender gives notice to the New Lender (and the New Lender acknowledges and agrees with the Existing Lender) that nothing in any Finance Document requires the Existing Lender to:

(i)	accept a re-transfer from the New Lender of any of the rights and obligations assigned or transferred under Clause 22 (Changes to Parties) of the Facility Agreement; or

(ii)	support any losses incurred by the New Lender by reason of non-performance by the Borrower of its obligations under any Finance Document or otherwise.

(g)	This Transfer Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by way of novation

All of the Existing Lender’s rights and obligations under the Finance Documents.

Administrative details of New Lender

*[insert full name of New Lender]
lending office	Address for notices
*[address]
Attention:
Answerback:
Fax:

[EXISTING LENDER]	[NEW LENDER]
By:	By:
[—]
By:

SCHEDULE 5

FORM OF TERM OUT NOTICE

To:	Aareal Bank AG

From:	[BORROWER]

Date:	[BORROWER]

[BORROWER] — €[AMOUNT] Facility Agreement

dated [            ], 200[•] (the Agreement)

(a)	We refer to the Agreement. Terms defined herein have the meaning given to them in the Agreement. This is a Term-out Notice.

(b)	We confirm that as at the date of this Notice we are in compliance of our obligations under Clause 4.4 (Term-out option and amortisation) of the Agreement.

(c)	We confirm that no Event of Default is outstanding as at the date of service of this notice.

(d)

We confirm that from the date that this notice becomes effective interest under the Loan Agreement shall be calculated on a [Fixed Rate Basis/Floating Rate Basis]. [We confirm, until we give you notice to the contrary, that each Interest Period shall be of [one (1)] [three (3)] months duration]].[1]

(e)	A copy of the agreed amortisation schedule is attached.

(f)	[We wish to borrow a Loan in an amount equal to the amount of the Commitment that remains undrawn at the date hereof].[2]

[BORROWER]

By:

[1]	For use only where Fixed Rate Basis is selected.
[2]	Only needed if facility is not fully drawn at date of Term-out Notice.

SCHEDULE 6

AMORTISATION SCHEDULE

To be agreed between the Lender and the Borrower prior to the exercise of the Term-out Option using the following principles:

(a)	that no amortisation payment shall be required apart from in the fourth and fifth year of the term of the Facility;

(b)

during the Amortisation Payment Period only, a repayment of 1.5% (one point five per cent) of the outstanding balance of the Loan shall be made on the last Interest Payment Date falling before the second and fourth Quarter Dates of each calendar year during such period so that not less than 3% (three percent) of the amount due over the Amortisation Period is paid in the first year of such period, provided that Lender and Borrower shall, prior to the exercise of the Term Out Option, agree to vary the percentage rate and time of such repayments so that, over the course of the Amortisation Payment Period, an amount equal to 6% of the amount at the Loan as at the Term-out Date is repaid;

(c)	that the outstanding amount of the Loan will be repaid in full on the Final Maturity Date; and

(d)	such Schedule shall, once attached to a validly served Term-out Notice, be deemed to replace this Schedule for all purposes under this Agreement.

SCHEDULE 7

HOTEL MANAGER LETTER

[Intercontinental Overseas Holding Corporation letter head]

Aareal Bank AG

Paulinstraße 15

65189 Wiesbaden

Federal Republic of Germany

Attention: Regina DiBenedetto

                     2007

Dear Sirs,

Re: Hotel Management Agreement dated May 25, 2004 (as amended from time to time) concerning the Hotel InterContinental Praha (hereinafter referred to as the “HMA”)

We understand that Aareal Bank AG (the “Bank”) proposes to provide SHC Prague InterContinental BV (hereinafter referred to as the “SHC Prague InterContinental” or the “Owner”) with a credit facility in the maximum amount of EUR 104,000,000 (hereinafter referred as to the “Loan”).

SHC Prague InterContinental holds a 100% stake in the company SHC Prague TRS, a.s, which is the parent company of SHC Management Prague s.r.o. (hereinafter referred to as “SHC Management”). SHC Management and we (together with SHC Prague InterContinental) have entered into the HMA in respect of the Hotel. Terms defined in the HMA have the same meaning in this letter.

We hereby confirm for the benefit of the Bank that as the Loan (i) does not exceed sixty-five percent (65%) of the value of the Hotel (valued by SHC Management Prague s.r.o. in its reasonable judgement) and (ii) is substantially hedged against foreign currency exchange risks and fluctuations, the Manager has no right under the terms of the HMA to approve of the Loan (or any mortgage that may be granted in connection with the Loan) or cause a Termination of the HMA.

We acknowledge that:

(a)

the Bank will, following execution of a Mortgage, be a Mortgagee for the purposes of the HMA and that the Bank shall be entitled to exercise all of the rights of a Mortgagee under the HMA (including without limitation those arising in Sections 8.01 and 8.02);

(b)

for the purposes of the HMA and this letter, the phrase “substantially hedged” shall mean a 12 month forward hedge in the amount of the annual debt service of the Loan against a 33% decrease in the value of the Czech Crown against the Euro; and

(c)

SHC Prague InterContinental shall pledge its rights (receivables) arising from the HMA as well as from the License Agreement concerning the Hotel InterContinental Praha dated 23 May 2004, as partial security for the Loan under a receivables pledge agreement to be made in favour of the Bank.

Any and all disputes arising of this Letter and of the legal relations based on this letter shall be decided according to the HMA — Section 11.04.

Very truly yours,

Intercontinental Overseas Holding Corporation

Name:
Position:

We have received your letter and hereby we accept your confirmations

Wiesbaden                      2007

Aareal Bank AG

Name:

Position:

Name:

Position:

SCHEDULE 8 UNSUBORDINATED FINANCIAL INDEBTEDNESS

No.	Current Lender/Noteholder	Borrower/Payee	Original Principal Amount	Date of Loan Agreement of Loan/Promissory Note
1.	Borrower	TRS	Amount equal to the amount necessary to satisfy in full all amounts owed by the Lessee to the Borrower under the original EUR 60,000,000 subordinated loan facility	26 June 2003

2.	Borrower	Owner	CZK 34,088,400	8 March 2001

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

To:	Aareal Bank AG
European Property Financing, Czech Desk
Paulinenstraße 15, 65189 Wiesbaden, Federal Republic of Germany
Fax no: 0049-611-348 3065G
(the “Lender”)

From:	SHR Prague Praha B.V. (the “Borrower”)

Dated:

Dear Sirs

Revolving loan of up to €104,000,000

dated [            ] made between the Borrower and the Lender (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm, without personal liability save in respect of fraud or wilful misconduct, that:

(i)	the Loan to Value Ratio is [—]%;

(ii)	the ICR [at the date hereof ][3][in relation to the Test Date ending on [—]][4]is [—]%; and

(iii)	no Event of Default is continuing.

Signed:	__________________	__________________
	Director	Director
	Of	Of
	[Company]	[Company]

[3]	In the case of a Compliance Certificate delivered under Clauses 12.2.1 (d) (ii) or 12.3.4 (b)(ii) only.
[4]	In the case of a Compliance Certificate delivered other then under Clauses 12.2.1 (d) (ii) or 12.3.4 (b)(ii).

SCHEDULE 10

DEBT SERVICE COVER AND INTEREST COSTS CALCULATION

1.	ICR calculation during Availability Period:

(a)	Cash Sweep Testing:

ICR calculation:

A
((higher of v%, w%, x%) +z%)(C)

(b)	Default Testing:

ICR calculation:

A
(v% +z%)(C)

2.	ICR calculation following Term-Out:

(a)	Cash Sweep Testing:

ICR calculation if floating rate is selected:

A
(y% +z%)(C)

ICR calculation if fixed rate is selected:

A
(u%+z%)(C)

(b)	Default Testing:

ICR calculation:

A
B

Where:

TTM Net Operating Income as at Test Date:	A
Actual TTM interest paid as at Test Date:	B
Outstanding loan amount as at Test Date:	C
The fixed interest rate.	u%
Per annum interest rate fixed and valid for applicable Interest Rate
Period as at Test Date.	v%
Per annum 1-month EURIBOR as at Test Date:	w%
Per annum 5-year EURIBOR Swap as at Test Date:	x%
Strike Rate of Cap:	y%
Margin:	z%

3. ICR Calculation following Extension Date

ICR (expressed as a percentage):

A
D

Where:

Trailing twelve month Net Operating Income as at Test Date:	A
Actual trailing twelve month interest paid as at Test Date:	D

4. DSCR Calculation

DSCR (expressed as a percentage):

A
(x+y) B + C

Where:

Trailing twelve month Net Operating Income as at Test Date:	A
Applicable interest rate as of the Test Date as per the Hedging Arrangements:	x
Applicable Margin as of Test Date:	y
Outstanding Loan Amount as of Test Date:	B
Scheduled amortization for the next twelve months:	C

SCHEDULE 11

EXISTING SUBORDINATED LOANS

No.	Current Lender/Noteholder	Borrower/Payee	Original Principal Amount	Date of Loan Agreement or Loan/Promissory Note
1.	SHC Prague (Gibraltar) Limited.	SHR Prague Praha B.V.	USD 110,000,075	14 August 2000
		Payee	(Estimate)
2.	SHC Europe, LLC	SHR Prague Praha B.V.	USD21,000,000	16 August 1999
3.	Parent	SHR Prague Praha B.V.	USD 39,000,000	16 August 1999

SCHEDULE 12

GROUP STRUCTURE CHART

SCHEDULE 13

ECONOMIC BENEFICIARY STATEMENT

Contracting party:	SHR Prague Praha, B.V.
Partner number:	9000139912
Contract/ Account number:	30669675

Statement regarding the economic beneficiary pursuant to § 1, section 6 GwG*

— Legal entities/Partnerships —

As a bank, Aareal Bank AG is obliged pursuant to § 3, section 1, subsection 3 GwG to ascertain, before establishing a business relationship, whether its contracting party acts for an economic beneficiary. “Economic beneficiaries” are individuals in the background, at whose instance actions are actually taken or — in the case of a legal entity/partnership — individuals, who ultimately control the contracting party or hold a quasi-owner position.

☒ 1.	Contracting party acting in its own interests

☒ 1.1	Shareholding structure (always enclose)

An organisational chart showing the contracting party’s shareholding structure (including the individuals in the background) is enclosed.

☐ 1.2	Listed company

The contracting party is listed at a “privileged” stock exchange. (No further clarification required: 1.3 to 1.6 are not applicable.)

☐ 1.3	Shareholders

There exist individuals who, directly or indirectly (through multi-level shareholding structures), control more than 25% of the shares or voting rights in the contracting party.

Names and addresses of

individuals:

☐ 1.4	Beneficiary of an arrangement for the benefit of a third party

(To be enquired if the shareholding structure includes a trust, a foundation, or another arrangement for the benefit of a third party)

There exist individuals who are beneficiaries of, or exercise control over, 25% or more of the managed assets.

Names and addresses of

individuals:

☐ 1.5	Factual control

Notwithstanding paragraphs 1.3 and 1.4 above, the contracting party is under the factual control of the following individuals:

Names and addresses of

individuals:

☒ 1.6	No economic beneficiaries

There exist no individuals who exercise control over the contracting party as per paragraphs 1.3 to 1.5 above.

*	Geldwäschegesetz, German Money Laundering Act

☐ 2.	Acting at the instance of a third party

The business relationship is entered into in the interests of a third party (in particular, a trustee).

☐ 2.1 The third party/parties is/are the following individual(s) (names and addresses):

☐ 2.2 The third party is the following legal entity/partnership (name and address)

☐ A shareholding structure as per paragraph 1.1 above exists.

☐ Listed company as per paragraph 1.2 above

☐ The shareholders as per paragraph 1.3 above are the following persons (names and addresses):

☐ The beneficiaries as per paragraph 1.4 above are the following persons (names and addresses):

☐ Factual control as per paragraph 1.5 above is exercised by the following persons (names and addresses):

☐ No economic beneficiaries as per paragraph 1.6 above

I am/We are aware that I am/we are required to inform Aareal Bank AG without undue delay of any changes (to the best of my/our knowledge) to the identity of the economic beneficiary according to § 4, section 6 GwG (Geldwäschegesetz, German Money Laundering Act).

Place, Date	Signature

SIGNATORIES

Borrower

SHR PRAGUE PRAHA B.V.

By: Ryan Montgomery Bowie

pursuant to a Power of Attorney

dated 15 February 2007

Lender

AAREAL BANK AG

By: Ivo Keltner

pursuant to a Power of Attorneydated

16 February 2007

Existing Lender

AAREAL BANK AG

By: Ivo Keltner

pursuant to a Power of Attorney

dated 16 February 2007

SCHEDULE 2

FORM OF AMENDMENTS TO THE NOTARIAL DEEDS ON DIRECT ENFORCEABILITY

Page one

N [    ]/2010

NZ [    ]/2010

[English Translation]

Notarial Deed

prepared on [            ] of the year two thousand and ten ([            ] 2010) by [JUDr. Jan Hofmann], a notary whose registered office is [in Prague, office in Prague 2, Karlovo nám. 28], at the office of the notary.

The parties below were in attendance:

1) Aareal Bank AG, a company established and existing under the laws of the Federal Republic of Germany, whose registered office is in Wiesbaden, business address at Paulinenstraße 15, 65189 Wiesbaden, the Federal Republic of Germany, registered in the Commercial Register maintained by the District Court in Wiesbaden under number HRB 13184 (“Aareal Bank AG”), represented on the basis of a power of attorney dated [            ] by [Mgr. Pavla Křečková, born on 5 December 1972, attorney at law registered with the Czech Bar Association under number ČAK 04912, whose registered office is at Břevnovská 12/433, Prague 6, Postal Code: 169 00, who and whose name I do not personally know and who declared to have the full capacity to perform legal acts and whose identity was proven by a valid identity card and a Czech Bar Association registration card,]

on one side as the “Obligee” or “Lender”,

and

2) SHC Prague TRS, a.s., a company established and existing under the laws of the Czech Republic, whose registered office is in Prague 1, nám. Curieových 43/5, Postal Code: 110 00, the Czech Republic, identification number: 27112390, registered in the Commercial Register maintained by the Municipal Court in Prague, Section B, File 9078 (“SHC Prague TRS, a.s.”), represented on the basis of a power of attorney dated 18 December 2009 by JUDr. Jan Procházka, LL.M., birth number 720901/0534, permanently residing at Prague 6 — Vokovice, Nad Bořislavkou 362/20, attorney at law whose registered office is in Prague 1, Jungmannova 24, Postal Code: 110 00, who and whose name I do not personally know and who declared to have the full capacity to perform legal acts and whose identity was proven by a valid identity card and a Czech Bar Association registration card, on the other side as the “Obligor”.

The identity and existence of Aareal Bank AG was verified on the basis of a copy of an extract from the Commercial Register maintained by the District Court in Wiesbaden, number HRB 13184, dated [            ].

[Mgr. Pavla Křečková] declares that this copy contains correct information, valid as at this day, that Aareal Bank AG is capable of performing legal acts and that the power of attorney presented is effective as at this day and has not been terminated.

The identity and existence of SHC Prague TRS, a.s., was verified on the basis of a copy of an extract from the Commercial Register maintained by the Municipal Court in Prague, Section B, File 9078, dated [            ], number [            ]. JUDr. Jan Procházka, LL.M. declares that this copy contains correct information, valid as at this day, that SHC Prague TRS, a.s. is capable of performing legal acts and that the power of attorney presented is effective as at this day and has not been terminated.

8

The copy of the extract from the Commercial Register concerning Aareal Bank AG dated [            ], the power of attorney granted by Aareal Bank AG to [Mgr. Pavla Křečková] on [            ], and the copy of the extract from the Commercial Register concerning SHC Prague TRS, a.s., and the power of attorney granted by this company to JUDr. Jan Procházka, LL.M., form schedules 1 to 5 of this notarial deed and are an integral part of it.

Page two

On this day, the aforementioned parties enter into the following before me

Amendment No. 3

to the AGREEMENT ON DIRECT ENFORCEABILITY

in accordance with Section 274 (e) of the Civil Procedure Code and Section 40(1)(d) of the Act on Licensed Executors and Executors Activities

First: The parties declare that on 22 February 2007, Aareal Bank AG and SHC Property Prague, s.r.o., whose registered office is in Prague 1, nám. Curieových 43/5, Postal Code: 110 00, identification number: 251 99 927 (“SHC Property Prague, s.r.o.”), entered into an agreement on direct enforceability in the form of a notarial deed file no. N 288/2007, NZ 258/2007 (the “Notarial Deed”), concerning the receivables of Aareal Bank AG, arising from the guarantee provided originally by SHC Property Prague, s.r.o. on 20 February 2007, which are described below in the “Second” clause of this notarial deed. The aforementioned agreement on direct enforceability was amended by amendment no. 1, dated 17 March 2008, executed in the form of a notarial deed file no. N 415/2008, NZ 354/2008, and by amendment no. 2, dated 22 December 2008, executed in the form of a notarial deed file no. N 1980/2008, NZ 1749/2008.

As a result of the merger by amalgamation of SHC Prague TRS, a.s., as the successor company, SHC Property Prague, s.r.o., as a dissolving company, and Golden Prague Hotel Services s.r.o., whose registered office is in Prague 1, nám. Curieových 43/5, Postal Code: 110 00, identification number: 270 83 934, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, File 95038 (“Golden Prague Hotel Services s.r.o.”), as a dissolving company, which was registered in the Commercial Register maintained by the Municipal Court in Prague, on 30 November 2009, the business assets of SHC Property Prague, s.r.o. and Golden Prague Hotel Services s.r.o. were transferred to SHC Prague TRS, a.s., and SHC Prague TRS, a.s. thus became the legal successor of SHC Property Prague, s.r.o. and Golden Prague Hotel Services s.r.o.

Second: The parties consider it proven that, on 20 February 2007, SHC Property Prague, s.r.o. granted a guarantee under the laws of England and Wales (the “Guarantee”) in favour of the Lender, Aareal Bank AG, based on which it undertook to satisfy all the receivables of the Lender from the debtor SHR Prague Praha B.V., whose registered office is at Strawinskylaan 3105, 1077 ZX, Amsterdam, the Netherlands, registered in the Trade Register maintained by the Chamber of Commerce for Amsterdam under number 34119161 (“SHR Prague Praha B.V.”), if said debtor failed to fulfil any of its obligations arising from the Facility Agreement with a term-out option, entered into on 20 February 2007 (the “Facility Agreement”), provided that the Lender, Aareal Bank AG, requested in writing that SHC Property Prague, s.r.o., provides performance based on the aforementioned Guarantee.

Based on the Facility Agreement, Aareal Bank AG undertook to provide to SHR Prague Praha B.V., after the conditions specified in the Facility Agreement were met, a facility of up to EUR 104,000,000 and SHR Prague Praha B.V. undertook to repay the facility provided, including appurtenances, to Aareal Bank AG within 364 days of the date on which the facility was first drawn (7 March 2007), i.e. at the latest on 4 March 2008, unless the debtor took advantage of the term-out option under the conditions set out in the Facility Agreement.

2

Third: Aareal Bank AG, as the Lender and Obligee, and SHC Property Prague, s.r.o., as the Obligor, agreed in the agreement on direct enforceability dated 22 February 2007 that the amount provided to SHR Prague Praha B.V., of up to EUR 104,000,000, would be payable at the latest on 19 March 2008, unless SHR Prague Praha B.V. took advantage of the term-out option under the conditions set out in the Facility Agreement.

Page three

Fourth: On 13 March 2008, Aareal Bank AG and SHR Prague Praha B.V. executed amendment no. 1 to the Facility Agreement, based on which the time limit for the repayment of the aforementioned facility was extended by 183 days, i.e. until 3 September 2008, unless SHR Prague Praha B.V. took advantage of the term-out option under the conditions set out in the Facility Agreement. In connection with this, on 17 March 2008, Aareal Bank AG, as the Lender and Obligee, and SHC Property Prague, s.r.o., as the Obligor, executed, in the form of notarial deed file no. N 415/2008, NZ 354/2008, amendment no. 1 to the agreement on direct enforceability dated 22 February 2007, under which the time limit for the repayment of the aforementioned facility was extended by 183 days, i.e. until 3 September 2008, unless SHR Prague Praha B.V. took advantage of the term-out option under the conditions set out in the Facility Agreement.

Fifth: In accordance with article 4.4 of the Facility Agreement, the time limit for the repayment of the principal sum of the facility (including interest) under the Facility Agreement was extended based on a term-out notice of 14 August 2008 sent by SHR Prague Praha B.V. to Aareal Bank AG, it being agreed that the new date for the final repayment of the principal sum with interest was 7 March 2012 and that the principal sum of the facility, as well as the applicable interest, would be repaid in part even prior to this date.

Sixth: In connection with this, on 22 December 2008 Aareal Bank AG, as the Lender and Obligee, and SHC Property Prague, s.r.o., as the Obligor, executed, in the form of a notarial deed file no. N 1980/2008, NZ 1749/2008, amendment no. 2 to the agreement on direct enforceability dated 22 February 2007, which sets out, for the purposes of the agreement on enforceability, the final repayment date and individual payment dates and the instalments on the principal sum of the facility, as well as the applicable interest, which will be paid in part prior to the final repayment date in accordance with the amortisation schedule under the Facility Agreement, in line with the aforesaid term-out notice.

Seventh: On [            ] 2010, Aareal Bank AG and SHR Prague Praha B.V. entered into an Amendment and Restatement Deed which amended certain provisions of the Facility Agreement (the “Amendment and Restatement Deed”). The Amendment and Restatement Deed extended the period of time for the repayment of the outstanding part of the principal sum of the facility (including interest/), as defined in article 4.4.1 of Schedule 1 to the Amendment and Restatement Deed, it being agreed that the new date for the final repayment of the principal sum with interest was 7 March 2015 and that the principal sum of the facility, as well as the applicable interest, would be repaid in part even prior to this date, in line with the following amortisation schedule:

Maturity date	Currency	Instalment on the principal sum	Payment of interest	Outstanding part of the principal sum
15 December 2008	EUR	0	10.4%	101,600,000.00
16 March 2009	EUR	0	10.4%	101,600,000.00
15 June 2009	EUR	0	10.4%	101,600,000.00
15 September 2009	EUR	0	10.4%	101,600,000.00
15 December 2009	EUR	0	10.4%	101,600,000.00
15 March 2010	EUR	0	10.4%	101,600,000.00
15 June 2010	EUR	0	10.4%	101,600,000.00

3

15 September 2010	EUR	0	10.4%	101,600,000.00
15 December 2010	EUR	0	10.4%	101,600,000.00
15 March 2011	EUR	0	10.4%	101,600,000.00
15 June 2011	EUR	0	10.4%	101,600,000.00
15 September 2011	EUR	0	10.4%	101,600,000.00
15 December 2011	EUR	0	10.4%	101,600,000.00
15 March 2012	EUR	0	10.4%	101,600,000.00
15 June 2012	EUR	780,000.00	10.4%	100,820,000.00
15 September 2012	EUR	780,000.00	10.4%	100,040,000.00
15 December 2012	EUR	780,000.00	10.4%	99,260,000.00
15 March 2013	EUR	780,000.00	10.4%	98,480,000.00
15 June 2013	EUR	780,000.00	10.4%	97,700,000.00
15 September 2013	EUR	780,000.00	10.4%	96,920,000.00
15 December 2013	EUR	780,000.00	10.4%	96,140,000.00
15 March 2014	EUR	780,000.00	10.4%	95,360,000.00
15 June 2014	EUR	780,000.00	10.4%	94,580,000.00
15 September 2014	EUR	780,000.00	10.4%	93,800,000.00
15 December 2014	EUR	780,000.00	10.4%	93,020,000.00
7 March 2015	EUR	780,000.00	10.4%	92,240,000.00

The above amortisation schedule is, with regard to the payment of instalments on the principal sum of the facility and the payment of interest, binding upon the debtor SHR Prague Praha B.V.; if SHR Prague Praha B.V. is in delay in making any payment under this amortisation schedule and, therefore, SHC Prague TRS, a.s. becomes obliged to pay on behalf of SHR Prague Praha B.V. based on the Guarantee (as defined in the “Second” clause above), this amortisation schedule will also be binding upon SHC Prague TRS, a.s., as the guarantor under the Guarantee.

In view of the aforesaid, the consent to enforceability pursuant to the Notarial Deed, as amended, is as follows:

“SHC Prague TRS, a.s., as the Obligor, (which, as a result of the aforesaid merger by amalgamation, became the legal successor of SHC Property Prague, s.r.o., and took over the rights and obligations of SHC Property Prague, s.r.o., including the obligations arising from the agreement on direct enforceability originally entered into on 22 February 2007 between Aareal Bank AG, as the obligee, and SHC Property Prague, s.r.o., as the obligor, as amended by amendment no. 1 of 17 March 2008, amendment no. 2 of 22 December 2008 and this amendment no. 3), expressly agrees that if SHC Prague TRS, a.s. fails to meet its obligation under the Guarantee specified above in a proper and timely manner:

(a)

this notarial deed will constitute title for the enforcement of a decision or execution in relation to the aforesaid receivable of Aareal Bank AG, as the Lender and Obligee, from SHC Prague TRS, a.s., as the guarantor and Obligor, arising under the Guarantee, and SHC Prague TRS, a.s. agrees that

(b)

the enforcement of the decision (execution) be ordered and implemented based on this notarial deed to enforce the fulfilment of the obligation of SHC Prague TRS, a.s., as the Obligor, to pay to Aareal Bank AG, as the Obligee, the amount of the aforesaid receivable, arising under the Guarantee, the payment of which SHC Prague TRS, a.s. is in delay with, and SHC Prague TRS, a.s. agrees that

(c)

the enforcement of this notarial deed be governed by the applicable provisions of Act No. 99/1963 Coll., of the Civil Procedure Code, as amended, and Act No. 120/2001 Coll., on Licensed Executors and Executors Activities, as amended.

Aareal Bank AG, as the Obligee, acknowledges this consent to enforceability pursuant to this notarial deed and accepts it.”

4

Eighth: The remaining provisions of the agreement on direct enforceability of 22 February 2007 entered into between Aareal Bank AG and SHC Prague TRS, a.s. (formerly SHC Property Prague, s.r.o.), as amended, remain unchanged.

Page four

Ninth: The provisions of this notarial deed may only be amended by written amendments executed in the form of a notarial deed.

Tenth: If any provisions of this notarial deed cannot be used in future due to changes in Czech law or for any other similar reason, the parties undertake to replace them with other provisions that most closely correspond to the meaning and purpose of the agreement made by this notarial deed.

The notarial deed was prepared to record the foregoing and the parties read it, approved it and signed it.

Under his own hand	L.S.	Under her own hand
JUDr. Procházka, LL.M., v.r.		[Mgr. Pavla Křečková]

[This is an English translation of the agreed form of a notarial deed which is subject to certain technical legal comments of the notary. The notary will append the following documents to the notarial deed: (i) a power of attorney from Aareal Bank AG to Ms Pavla Křečková authorizing her to execute, inter alia, the notarial deed; (ii) an extract from the Commercial Register evidencing existence of Aareal Bank AG; (iii) a power of attorney from SHC Prague TRS, a.s. to Mr Jan Procházka, LL.M. authorizing him to execute, inter alia, the notarial deed; and (iv) an extract from the Commercial Register evidencing existence of SHC Prague TRS, a.s.]

5

Page one

N [    ]/2010

NZ [    ]/2010

[English Translation]

Notarial Deed

prepared on [            ] of the year two thousand and ten ([            ] 2010) by [JUDr. Jan Hofmann], a notary whose registered office is [in Prague, office in Prague 2, Karlovo nám. 28], at the office of the notary.

The parties below were in attendance:

1) Aareal Bank AG, a company established and existing under the laws of the Federal Republic of Germany, whose registered office is in Wiesbaden, business address at Paulinenstraße 15, 65189 Wiesbaden, the Federal Republic of Germany, registered in the Commercial Register maintained by the District Court in Wiesbaden under number HRB 13184 (“Aareal Bank AG”), represented on the basis of a power of attorney dated [            ] by [Mgr. Pavla Křečková, born on 5 December 1972, attorney at law registered with the Czech Bar Association under number ČAK 04912, whose registered office is at Břevnovská 12/433, Prague 6, Postal Code: 169 00, who and whose name I do not personally know and who declared to have the full capacity to perform legal acts and whose identity was proven by a valid identity card and a Czech Bar Association registration card,]

on one side as the “Obligee” or “Lender”,

and

2) SHC Prague TRS, a.s., a company established and existing under the laws of the Czech Republic, whose registered office is in Prague 1, nám. Curieových 43/5, Postal Code: 110 00, the Czech Republic, identification number: 27112390, registered in the Commercial Register maintained by the Municipal Court in Prague, Section B, File 9078 (“SHC Prague TRS, a.s.”), represented on the basis of a power of attorney dated 18 December 2009 by JUDr. Jan Procházka, LL.M., birth number 720901/0534, permanently residing at Prague 6 – Vokovice, Nad Bořislavkou 362/20, attorney at law whose registered office is in Prague 1, Jungmannova 24, Postal Code: 110 00, who and whose name I do not personally know and who declared to have the full capacity to perform legal acts and whose identity was proven by a valid identity card and a Czech Bar Association registration card, on the other side as the “Obligor”.

The identity and existence of Aareal Bank AG was verified on the basis of a copy of an extract from the Commercial Register maintained by the District Court in Wiesbaden, number HRB 13184, dated [            ].

[Mgr. Pavla Křečková] declares that this copy contains correct information, valid as at this day, that Aareal Bank AG is capable of performing legal acts and that the power of attorney presented is effective as at this day and has not been terminated.

The identity and existence of SHC Prague TRS, a.s., was verified on the basis of a copy of an extract from the Commercial Register maintained by the Municipal Court in Prague, Section B, File 9078, dated [            ], number [            ]. JUDr. Jan Procházka, LL.M. declares that this copy contains correct information, valid as at this day, that SHC Prague TRS, a.s. is capable of performing legal acts and that the power of attorney presented is effective as at this day and has not been terminated.

1

The copy of the extract from the Commercial Register concerning Aareal Bank AG dated [            ], the power of attorney granted by Aareal Bank AG to [Mgr. Pavla Křečková] on [            ], and the copy of the extract from the Commercial Register concerning SHC Prague TRS, a.s., and the power of attorney granted by this company to JUDr. Jan Procházka, LL.M., form schedules 1 to 5 of this notarial deed and are an integral part of it.

2

Page two

On this day, the aforementioned parties enter into the following before me

Amendment No. 3

to the AGREEMENT ON DIRECT ENFORCEABILITY

in accordance with Section 274 (e) of the Civil Procedure Code and Section 40(1)(d) of the Act on Licensed Executors and Executors Activities

First: The parties declare that on 22 February 2007, Aareal Bank AG and SHC Management Prague, s.r.o., whose registered office is in Prague 1, nám. Curieových 43/5, Postal Code: 110 00, identification number: 251 99 901 (“SHC Management Prague, s.r.o.”), entered into an agreement on direct enforceability in the form of a notarial deed file no. N 289/2007, NZ 259/2007 (the “Notarial Deed”), concerning the receivables of Aareal Bank AG, arising from the guarantee provided originally by SHC Management Prague, s.r.o. on 20 February 2007, which are described below in the “Second” clause of this notarial deed. The aforementioned agreement on direct enforceability was amended by amendment no. 1, dated 17 March 2008, executed in the form of a notarial deed file no. N 414/2008, NZ 353/2008, and by amendment no. 2, dated 22 December 2008, executed in the form of a notarial deed file no. N 1979/2008, NZ 1748/2008.

As a result of the merger by amalgamation of SHC Management Prague, s.r.o., as the dissolving company, and SHC Prague TRS, a.s., as the successor company, which was registered in the Commercial Register maintained by the Municipal Court in Prague, on 22 August 2007, the business assets of SHC Management Prague, s.r.o. were transferred to SHC Prague TRS, a.s., and SHC Prague TRS, a.s. thus became the legal successor of SHC Management Prague, s.r.o., which ceased to exist as a result of this merger.

As a result of the merger by amalgamation of SHC Prague TRS, a.s., as the successor company, SHC Property Prague, s.r.o. with its registered office in Prague 1, nám. Curieových 43/5, Postal Code: 110 00, identification number: 251 99 927, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, File 72304 (“SHC Property Prague, s.r.o.”), as a dissolving company, and Golden Prague Hotel Services s.r.o., with its registered office in Prague 1, nám. Curieových 43/5, Postal Code: 110 00, identification number: 270 83 934, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, File 95038 (“Golden Prague Hotel Services s.r.o.”), as a dissolving company, which was registered in the Commercial Register maintained by the Municipal Court in Prague, on 30 November 2009, the business assets of SHC Property Prague, s.r.o. and Golden Prague Hotel Services s.r.o. were transferred to SHC Prague TRS, a.s., and SHC Prague TRS, a.s. thus became the legal successor of SHC Property Prague, s.r.o. and Golden Prague Hotel Services, s.r.o.

Second: The parties consider it proven that, on 20 February 2007, SHC Management Prague, s.r.o. granted a guarantee under the laws of England and Wales (the “Guarantee”) in favour of the Lender, Aareal Bank AG, based on which it undertook to satisfy all the receivables of the Lender from the debtor SHR Prague Praha B.V., whose registered office is at Strawinskylaan 3105, 1077 ZX, Amsterdam, the Netherlands, registered in the Trade Register maintained by the Chamber of Commerce for Amsterdam under number 34119161 (“SHR Prague Praha B.V.”), if said debtor failed to fulfil any of its obligations arising from the Facility Agreement with term-out option, entered into on 20 February 2007 (the “Facility Agreement”), provided that the Lender, Aareal Bank AG, requested in writing that SHC Management Prague, s.r.o., provide performance based on the aforementioned Guarantee.

Based on the Facility Agreement, Aareal Bank AG undertook to provide to SHR Prague Praha B.V., after the conditions specified in the Facility Agreement were met, a facility of up to EUR 104,000,000, and SHR Prague Praha B.V. undertook to repay the facility provided, including appurtenances, to Aareal Bank AG within 364 days of the date on which the facility was first drawn (7 March 2007), i.e. at the latest on 4 March 2008, unless the debtor took advantage of the term-out option under the conditions set out in the Facility Agreement.

3

Page three

Third: Aareal Bank AG, as the Lender and Obligee, and SHC Management Prague, s.r.o., as the Obligor, agreed in the agreement on direct enforceability dated 22 February 2007 that the amount provided to SHR Prague Praha B.V., of up to EUR 104,000,000, would be payable at the latest on 19 March 2008, unless SHR Prague Praha B.V. took advantage of the term-out option under the conditions set out in the Facility Agreement.

Fourth: On 13 March 2008, Aareal Bank AG and SHR Prague Praha B.V. executed amendment no. 1 to the Facility Agreement, based on which the time limit for the repayment of the aforementioned facility was extended by 183 days, i.e. until 3 September 2008, unless SHR Prague Praha B.V. took advantage of the term-out option under the conditions set out in the Facility Agreement. In connection with this, on 17 March 2008, Aareal Bank AG, as the Lender and Obligee, and SHC Prague TRS, a.s., as the Obligor, executed, in the form of notarial deed file no. N 414/2008, NZ 353/2008, amendment no. 1 to the agreement on direct enforceability dated 22 February 2007, under which the time limit for the repayment of the aforementioned facility was extended by 183 days, i.e. until 3 September 2008, unless SHR Prague Praha B.V. took advantage of the term-out option under the conditions set out in the Facility Agreement.

Fifth: In accordance with article 4.4 of the Facility Agreement, the time limit for the repayment of the principal sum of the facility (including interest) under the Facility Agreement was extended based on a term-out notice of 14 August 2008 sent by SHR Prague Praha B.V. to Aareal Bank AG, it being agreed that the new date for the final repayment of the principal sum with interest was 7 March 2012 and that the principal sum of the facility, as well as the applicable interest, would be repaid in part even prior to this date.

Sixth: In connection with this, on 22 December 2008 Aareal Bank AG, as the Lender and Obligee, and SHC Prague TRS, a.s., as the Obligor, executed, in the form of a notarial deed file no. N 1979/2008, NZ 1748/2008, amendment no. 2 to the agreement on direct enforceability dated 22 February 2007, which sets out, for the purposes of the agreement on enforceability, the final repayment date and individual payment dates and the instalments on the principal sum of the facility, as well as the corresponding interest, which will be paid in part prior to the final repayment date in accordance with the amortisation schedule under the Facility Agreement, in line with the aforesaid term-out notice.

Seventh: On [            ] 2010, Aareal Bank AG and SHR Prague Praha B.V. entered into an Amendment and Restatement Deed which amended certain provisions of the Facility Agreement (the “Amendment and Restatement Deed”). The Amendment and Restatement Deed extended the period of time for the repayment of the principal sum of the facility (including interest), as defined in article 4.4.1 of Schedule 1 to the Amendment and Restatement Deed, it being agreed that the new date for the final repayment of the principal sum with interest was 7 March 2015 and that the principal sum of the facility, as well as the applicable interest, would be repaid in part even prior to this date, in line with the following amortisation schedule:

Maturity date	Currency	Instalment on the principal sum	Payment of interest	Outstanding part of the principal sum
15 December 2008	EUR	0	10.4%	101,600,000.00
16 March 2009	EUR	0	10.4%	101,600,000.00
15 June 2009	EUR	0	10.4%	101,600,000.00
15 September 2009	EUR	0	10.4%	101,600,000.00
15 December 2009	EUR	0	10.4%	101,600,000.00
15 March 2010	EUR	0	10.4%	101,600,000.00
15 June 2010	EUR	0	10.4%	101,600,000.00
15 September 2010	EUR	0	10.4%	101,600,000.00
15 December 2010	EUR	0	10.4%	101,600,000.00

4

15 March 2011	EUR	0	10.4%	101,600,000.00
15 June 2011	EUR	0	10.4%	101,600,000.00
15 September 2011	EUR	0	10.4%	101,600,000.00
15 December 2011	EUR	0	10.4%	101,600,000.00
15 March 2012	EUR	0	10.4%	101,600,000.00
15 June 2012	EUR	780,000.00	10.4%	100,820,000.00
15 September 2012	EUR	780,000.00	10.4%	100,040,000.00
15 December 2012	EUR	780,000.00	10.4%	99,260,000.00
15 March 2013	EUR	780,000.00	10.4%	98,480,000.00
15 June 2013	EUR	780,000.00	10.4%	97,700,000.00
15 September 2013	EUR	780,000.00	10.4%	96,920,000.00
15 December 2013	EUR	780,000.00	10.4%	96,140,000.00
15 March 2014	EUR	780,000.00	10.4%	95,360,000.00
15 June 2014	EUR	780,000.00	10.4%	94,580,000.00
15 September 2014	EUR	780,000.00	10.4%	93,800,000.00
15 December 2014	EUR	780,000.00	10.4%	93,020,000.00
7 March 2015	EUR	780,000.00	10.4%	92,240,000.00

The above amortisation schedule is, with regard to the payment of instalments on the principal sum of the facility and the payment of interest, binding upon the debtor SHR Prague Praha B.V.; if SHR Prague Praha B.V. is in delay in making any payment under this amortisation schedule and, therefore, SHC Prague TRS, a.s. becomes obliged to pay on behalf of SHR Prague Praha B.V. based on the Guarantee (as defined in the “Second” clause above), this amortisation schedule will also be binding upon SHC Prague TRS, a.s., as the guarantor under the Guarantee.

In view of the aforesaid, the consent to enforceability pursuant to the Notarial Deed, as amended, is as follows:

“SHC Prague TRS, a.s., as the Obligor, (which, as a result of the aforesaid merger by amalgamation, became the legal successor of SHC Management Prague, s.r.o., and took over the rights and obligations of this company, including the obligations arising from the agreement on direct enforceability originally entered into on 22 February 2007 between Aareal Bank AG, as the obligee, and SHC Management Prague, s.r.o., as the obligor, as amended by amendment no. 1 of 17 March 2008, amendment no. 2 of 22 December 2008 and this amendment no. 3), expressly agrees that if SHC Prague TRS, a.s. fails to meet its obligation under the Guarantee specified above in a proper and timely manner:

(a)

this notarial deed will constitute title for the enforcement of a decision or execution in relation to the aforesaid receivable of Aareal Bank AG, as the Lender and Obligee, from SHC Prague TRS, a.s., as the guarantor and Obligor, arising under the Guarantee, and SHC Prague TRS, a.s. agrees that

(b)

the enforcement of the decision (execution) be ordered and implemented based on this notarial deed to enforce the fulfilment of the obligation of SHC Prague TRS, a.s., as the Obligor, to pay to Aareal Bank AG, as the Obligee, the amount of the aforesaid receivable, arising under the Guarantee, the payment of which SHC Prague TRS, a.s. is in delay with, and SHC Prague TRS, a.s. agrees that

(c)

the enforcement of this notarial deed be governed by the applicable provisions of Act No. 99/1963 Coll., of the Civil Procedure Code, as amended, and Act No. 120/2001 Coll., on Licensed Executors and Executors Activities, as amended.

Aareal Bank AG, as the Obligee, acknowledges this consent to enforceability pursuant to this notarial deed and accepts it.”

5

Page four

Eighth: The remaining provisions of the agreement on direct enforceability of 22 February 2007 entered into between Aareal Bank AG and SHC Prague TRS, a.s., as amended, remain unchanged.

Ninth: The provisions of this notarial deed may only be amended by written amendments executed in the form of a notarial deed.

Tenth: If any provisions of this notarial deed cannot be used in future due to changes in Czech law or for any other similar reason, the parties undertake to replace them with other provisions that most closely correspond to the meaning and purpose of the agreement made by this notarial deed.

The notarial deed was prepared to record the foregoing and the parties read it, approved it and signed it.

Under his own hand	L.S.	Under her own hand
JUDr. Procházka, LL.M., v.r.		[Mgr. Pavla Křečková]

[This is an English translation of the agreed form of a notarial deed which is subject to certain technical legal comments of the notary. The notary will append the following documents to the notarial deed: (i) a power of attorney from Aareal Bank AG to Ms Pavla Křečková authorizing her to execute, inter alia, the notarial deed; (ii) an extract from the Commercial Register evidencing existence of Aareal Bank AG; (iii) a power of attorney from SHC Prague TRS, a.s. to Mr Jan Procházka, LL.M. authorizing him to execute, inter alia, the notarial deed; and (iv) an extract from the Commercial Register evidencing existence of SHC Prague TRS, a.s.]

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SIGNATORIES

BORROWER

Executed as a deed by

SHR Prague Praha B.V.

By:	/s/ Ryan Bowie
Name:	Ryan Bowie
Title:	Managing Director B
Date:	18 February 2010

LENDER

Executed as a deed by

AAREAL BANK AG

By:	/s/ Pavla Køeèková
Name:	Mgr. Pavla Køeèková
Title:	representative under a power of attorney
Date:	18 February 2010

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